UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐ Definitive Proxy Statement
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Federated Department Stores, Inc.
Name of the Registrant as Specified In Its Charter
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street
Cincinnati, Ohio 45202
and
151 West 34th Street
New York, New York 10001
April 13, 2006
To the Stockholders:
          You are cordially invited to attend the 2006 annual meeting of the stockholders of Federated Department Stores, Inc. The annual meeting will be held on Friday, May 19, 2006, at 11:00 a.m., Eastern Daylight Time, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The official notice of meeting, proxy statement and form of proxy are enclosed with this letter. The matters listed in the notice of meeting are described in the attached proxy statement.
          The vote of every stockholder is important. Accordingly, we would appreciate it if you would cast your vote promptly by following the instructions on the enclosed proxy card.
          Thank you for your cooperation and support of Federated.

Sincerely,
Terry J. Lundgren
Chairman of the Board, President
and Chief Executive Officer
Whether or not you plan to attend the meeting, please cast your vote promptly by following the instructions on the enclosed proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL
STOCK OWNERSHIP
ITEM 1—ELECTION OF DIRECTORS
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
ITEM 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 3 — AMENDMENT TO FEDERATED’S CERTIFICATE OF INCORPORATION
ITEM 4 — AMENDMENT TO THE 1995 EXECUTIVE EQUITY INCENTIVE PLAN
ITEM 5 — AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN
ITEM 6— STOCKHOLDER PROPOSAL SEEKING A LIMIT ON THE NUMBER OF BOARDS ON WHICH FEDERATED’S DIRECTORS MAY CONCURRENTLY SERVE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION PLAN TABLE
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF TOTAL STOCKHOLDER RETURN
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A
Appendix B
Appendix C
Appendix D

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
          Federated hereby gives notice that the annual meeting of its stockholders will be held at 11:00 a.m., Eastern Daylight Time, on Friday, May 19, 2006, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The items on the agenda for the annual meeting are:
1.	To elect three members of Federated’s board of directors;

2.	To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 3, 2007;

3.	To act upon a proposal to amend Federated’s Certificate of Incorporation;

4.	To act upon a proposal to amend Federated’s 1995 Executive Equity Incentive Plan;

5.	To act upon a proposal to amend Federated’s 1994 Stock Incentive Plan;

6.	To act upon a stockholder proposal, if properly presented at the annual meeting, to adopt a policy that would limit the number of boards on which Federated’s directors may concurrently serve; and

7.	To act upon such other business as may properly come before the annual meeting or any postponements or adjournments thereof.
          Each of these matters is more fully described in the attached proxy statement. Stockholders of record at the close of business on March 31, 2006 are entitled to vote at the annual meeting or any postponements or adjournments thereof.

Dennis J. Broderick
Secretary
April 13, 2006
Please cast your vote by following the instructions on the enclosed proxy card. If you choose to cast your vote by completing the proxy card, please return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001
PROXY STATEMENT
          The board of directors of Federated (the “Board”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of Federated’s stockholders. The annual meeting will be held at 11:00 a.m., Eastern Daylight Time, on Friday, May 19, 2006, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The proxies received will be used at the annual meeting and at any postponements or adjournments of the annual meeting for the purposes set forth in the accompanying notice of meeting. This proxy statement, the notice of meeting and accompanying proxy are being mailed to stockholders on or about April 13, 2006.
          Except where the context requires otherwise, the term “Federated” includes Federated and its subsidiaries.
GENERAL
          The record date for the annual meeting is March 31, 2006. The holders of record of shares of common stock of Federated at the close of business on the record date are entitled to vote such shares at the annual meeting. As of the record date, [___] shares of common stock were outstanding. Shares held in the treasury of Federated and shares issuable in connection with the acquisition of The May Department Stores Company (“May”) to former holders of May common stock who had not, as of the record date, properly surrendered May stock certificates are not treated as being outstanding for any purpose relating to the annual meeting. Each outstanding share of common stock is entitled to one vote on each of the matters listed in the notice of meeting.
          The holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the annual meeting. For purposes of determining whether a quorum exists, abstentions and broker non-votes will be included in determining the number of shares present or represented at the annual meeting. However, with respect to any matter, other than the matter described under Item 3, that is brought to a vote at the annual meeting, abstentions and broker non-votes will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. In order to obtain approval of any such matter the affirmative vote of the holders of a majority (or, in the case of the election of any nominee as a director, a plurality) of the shares of common stock represented at the annual meeting and actually voted is required. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on any such matter. In order to obtain approval of the matter described under Item 3, the affirmative vote of a majority of the outstanding shares entitled to vote at the annual meeting is required and, with respect to such matter, abstentions and broker non-votes will have the effect of votes against such matter. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.
          The Board has adopted a policy under which all voting materials that identify the votes of specific stockholders will be kept confidential and will not be disclosed to officers, directors or employees of Federated or third parties except as described below. Voting materials may be disclosed in any of the following circumstances:
•	if required by applicable law;

•	to persons engaged in the receipt, counting, tabulation or solicitation of proxies who have agreed to maintain stockholder confidentiality as provided in the policy;

•	in those instances in which stockholders write comments on their proxy cards or otherwise consent to the disclosure of their vote to Federated’s management;

•	in the event of a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the Board;

•	in respect of a stockholder proposal that Federated’s Nominating and Corporate Governance Committee (the “NCG Committee”), after having allowed the proponent of the proposal an opportunity to present its views, determines is not in the best interests of Federated and its stockholders; and

•	in the event that representatives of Federated determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.
The policy described above will apply to the annual meeting.
          All shares of common stock represented at the annual meeting by proxies properly submitted prior to or at the annual meeting will be voted at the annual meeting in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, such shares will be voted:
•	FOR the nominees for director identified below;

•	FOR the ratification of the appointment of Federated’s independent registered public accounting firm;

•	FOR the proposal to amend Federated’s Certificate of Incorporation;

•	FOR the proposal to amend the 1995 Executive Equity Incentive Plan (the “1995 Equity Plan”);

•	FOR the proposal to amend the 1994 Stock Incentive Plan (the “1994 Stock Incentive Plan”); and

•	AGAINST the stockholder proposal to adopt a policy that would limit the number of boards on which Federated’s directors may concurrently serve.
     Stockholders have three voting options:
•	Internet: Stockholders can vote over the Internet at the Web address shown on their proxy cards. Internet voting is available 24 hours a day, seven days a week. When stockholders vote over the Internet, they should not return their proxy cards.

•	Telephone: Stockholders can vote by telephone by calling the toll-free number on their proxy cards. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow stockholders to vote their shares and confirm that their instructions have been properly recorded. When stockholders vote by telephone, they should not return their proxy cards.

•	Mail: Stockholders can vote by mail by simply signing, dating and mailing their proxy cards in the postage-paid envelope included with the proxy statement.
     A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement. Stockholders may use the Internet or telephone to direct the vote of shares held in an account at a bank or brokerage firm by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed over the Internet or by telephone through such a program must be received by 5:00 p.m., Eastern Daylight Time, on Thursday, May 18, 2006. Requesting a proxy prior to the deadline described above will automatically cancel any voting directions stockholders have previously given over the Internet or by telephone with respect to their shares. Directing the voting of their shares will not affect stockholders’ right to vote in person if they decide to attend the annual meeting; however, they must first obtain a signed and properly executed proxy from their bank, broker or other nominee to vote their shares held in street name at the annual meeting.
          Stockholders who are participants in Federated’s Profit Sharing 401(k) Investment Plan or May’s Profit Sharing Plan will receive voting instruction cards for the Federated common stock allocated to their accounts in those plans. Plan participants may instruct the plan trustee on how to vote their proportional interest in any Federated shares held by the plans by signing, dating and mailing the enclosed voting instruction cards, or by submitting their voting instructions by telephone or over the Internet. The plan trustees will vote participants’ proportional interests in accordance with the instructions received from participants and the terms of the plans. If a plan participant under either plan fails to vote, the trustee for that plan, subject to its fiduciary obligations under ERISA, will vote the participant’s proportional interests in the same proportion as it votes the proportional interests for which it receives instructions from other plan participants. Under the terms of the plans, the trustees must receive voting instructions from plan participants by 5:00 p.m., Eastern Daylight Time, on Wednesday, May 17, 2006.
          A stockholder may revoke a proxy at any time by submitting to the Secretary of Federated evidence of such revocation or a subsequent proxy authorized by such stockholder or by voting in person at the annual meeting. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.
STOCK OWNERSHIP
     Certain Beneficial Owners. The following table sets forth information as to the beneficial ownership of each person known to Federated to own more than 5% of Federated’s outstanding common stock as of December 31, 2005.

	Most Recent	Number of	Percent of
Name and Address	Schedule 13G	Shares	Class
Private Capital Management Bruce S. Sherman Gregg J. Powers (collectively, “Private Capital”) 8889 Pelican Bay Boulevard Naples, FL 34108 (1)	February 14, 2006	14,828,251	5.4%

FMR Corp. (“FMR”) 82 Devonshire Street Boston, MA 02109 (2)	February 14, 2006	13,640,520	5.0%

1.	According to the Private Capital Schedule 13G, (i) each of Private Capital Management, Bruce S. Sherman and Gregg J. Powers has shared power to vote and shared power to dispose of 14,797,101 of the 14,828,251 shares beneficially owned by Private Capital, and (ii) Bruce S. Sherman has sole power to vote and the sole power to dispose of 31,150 of such shares.

2.	According to the FMR Schedule 13G, (a) 10,924,794 of the 13,640,520 shares beneficially owned by FMR (approximately 4.0% of the total number of shares of common stock outstanding) were beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR (“FMRC”), as a result of acting as investment advisor to various investment companies, (b) 896,851 of such shares (approximately 0.3% of the total number of shares of common stock outstanding) were beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR (“FMTC”), as a result of its serving as investment manager of institutional account(s), (c) 1,818,400 of such shares (approximately 0.7% of the total number of shares outstanding) were beneficially owned by Fidelity International Limited (“FIL”), and (d) 475 of such shares were beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR. According to the FMR Schedule 13G:
•	Each of Edward C. Johnson 3d, Chairman of FMR and FMR, through its control of FMRC, has sole power to dispose of 10,924,794 shares described in clause (a) above. Neither Edward C. Johnson 3d nor FMR has sole voting power over such shares owned directly by the Fidelity Funds. The Fidelity Funds’ Boards of Trustees has the power to vote such shares;

•	Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole power to dispose of and vote the 896,851 shares described in clause (b) above, and

•	A partnership controlled predominantly by family members of Edward C. Johnson 3d or trusts for their benefit owns shares of FIL voting stock with the right to cast approximately 38% of the total votes that may be cast by all holders of FIL voting stock.
According to the FMR Schedule 13G, Edward C. Johnson 3d and various Johnson family members are the predominant owners of the Series B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. According to the FMR Schedule 13G, through their ownership of FMR’s voting common stock and related agreements, members of the Johnson family may be deemed to form a controlling group with respect to FMR.
          Stock Ownership of Directors and Executive Officers. The following table sets forth the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) as of March 31, 2006 by each director of Federated, by each of the Named Executives (as defined below) and by directors and executive officers of Federated as a group. The business address of each of the individuals named in the table is 7 West Seventh Street, Cincinnati, Ohio 45202.

Name	Number of Shares		Percent of Class
	(1)	(2)
Meyer Feldberg	[___]	[___]	[___]
Sara Levinson	[___]	[___]	[___]
Joseph Neubauer	[___]	[___]	[___]
Joseph A. Pichler	[___]	[___]	[___]
Joyce M. Roché	[___]	[___]	[___]
William P. Stiritz	[___]	[___]	[___]
Karl M. von der Heyden	[___]	[___]	[___]
Craig E. Weatherup	[___]	[___]	[___]
Marna C. Whittington	[___]	[___]	[___]
Terry J. Lundgren	[___]	[___]	[___]
Thomas G. Cody	[___]	[___]	[___]
Thomas L. Cole	[___]	[___]	[___]
Janet E. Grove	[___]	[___]	[___]
Susan D. Kronick	[___]	[___]	[___]
Ronald W. Tysoe	[___]	[___]	[___]
All directors and executive officers as a group	[___]	[___]	[___]

(1)	Aggregate number of shares of common stock currently held and which may be acquired within 60 days after March 31, 2006 through the exercise of options granted under the 1995 Equity Plan.

(2)	Number of shares of common stock which may be acquired within 60 days after March 31, 2006 through the exercise of options granted under the 1995 Equity Plan.
          Securities Authorized for Issuance Under Equity Compensation Plans. The following table presents certain aggregate information, as of January 28, 2006, with respect to (i) the 1995 Equity Plan (included on the line captioned “Equity compensation plans approved by security holders”), and (ii) the 1994 Stock Incentive Plan, which plan, including outstanding options granted thereunder to certain former May executives, was assumed by Federated in connection with Federated’s acquisition of May (included on the line captioned “Equity compensation plans not approved by security holders”).

			Number of securities remaining
	Number of securities to be		available for future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans
	outstanding options,	price of outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights	warrants and rights ($)	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	16,271,502	43.82	4,386,618

Equity compensation plans not approved by security holders	7,910,816	65.80	5,875,471

Total	24,182,318	51.01	10,262,089
For a summary of the material terms of the 1995 Equity Plan, see “Item 4 — Proposal to Amend the 1995 Equity Incentive Plan.” For a summary of the material terms of the 1994 Stock Incentive Plan, see “Item 5 — Proposal to Amend the 1994 Stock Incentive Plan.”
The foregoing table does not reflect shares of restricted stock previously issued under the 1995 Equity Plan or the 1994 Stock Incentive Plan. As of January 28, 2006, there were 50,750 shares of restricted stock outstanding that remained subject to possible forfeiture and 54,291 shares of common stock available for future issuance as restricted stock under the 1995 Equity Plan and 1,075,993 shares of common stock available for future issuance as restricted stock under the 1994 Stock Incentive Plan. The shares remaining available for future issuance as restricted stock are included in the totals reflected in column (c). Under the 1995 Equity Plan and the 1994 Stock Incentive Plan, if these shares are not issued as restricted stock they may be made subject to grants of stock options.
The foregoing table does not reflect stock credits issued under Federated’s Executive Deferred Compensation Plan, the compensation program for directors who are not employees of Federated (the “Non-Employee Directors”), the Non-Employee Directors’ deferred compensation plan, and the Associated Dry Goods Corporation Executives Deferred Compensation Plan (assumed by Federated in connection with its acquisition of May), which have not been approved by Federated’s stockholders. Pursuant to the Executive Deferred Compensation Plan, eligible executives may elect to receive a portion of their cash compensation in the form of stock credits. For a discussion of stock credits issued to Non-Employee Directors’ under the Non-Employee Directors’ compensation program, see “Further Information Concerning the Board of Directors — Director Compensation.” Pursuant to the Associated Dry Goods Corporation Executives Deferred Compensation Plan, participants elected to receive a portion of their cash compensation in the form of stock credits.
Under the plans described in the immediately preceding paragraph, entitlements due to participants are expressed as dollar amounts and then converted to stock credits in amounts equal to the number of shares of common stock that could be purchased by the applicable plan at current market prices with the cash contributed to the plan that otherwise would have been payable to the participant. In general, each stock credit, other than a stock credit payable in cash under the terms of the applicable plan, entitles the holder to receive one share of common stock three years after the issuance of the stock credit, or, in the case of the Executive Deferred Compensation Plan, the Non-Employee Directors’ deferred compensation plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan, upon the termination of the holder’s employment or service with Federated, together with amounts equal to any dividends paid on one share of common stock. No specific number of shares are authorized for issuance under the deferred compensation plans.

ITEM 1—ELECTION OF DIRECTORS
          Federated’s Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (the “By-Laws”), as amended with the approval of Federated’s stockholders obtained at the 2005 annual meeting, provide that beginning at the 2006 annual meeting, as current terms expire, directors will be elected at each annual meeting of Federated stockholders for a one-year term. Directors elected prior to the 2006 annual meeting would continue to serve for their current terms. By 2008, all directors would be elected annually and would serve one-year terms
          In accordance with the recommendation of its NCG Committee, the Board has nominated Joyce M. Roché, William P. Stiritz and Craig E. Weatherup, each of whom is currently a member of the Board, for election as directors. If elected, such nominees will serve for a one-year term to expire at Federated’s annual meeting of stockholders in 2007 or until their successors are duly elected and qualified. Information regarding these nominees, as well as the other persons who are expected to serve on the Board following the annual meeting, is set forth below.
          The Board has no reason to believe that any of the nominees will not serve if elected. However, if any nominee should subsequently become unavailable to serve as a director, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote for such substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.
          The Board recommends that stockholders vote FOR the election of the nominees named above. Proxies solicited by the Board will be so voted except where authority has been withheld.
Nominees for Election as Directors — Term Expires at the 2007 annual meeting
Joyce M. Roché
          Ms. Roché, age 59, is the President and Chief Executive Officer of Girls Incorporated, a national non-profit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roché was an independent marketing consultant from 1998 to August 2000. She served as President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions Carson, Inc., Revlon, Inc. and Avon, Inc. Ms. Roché is also a member of the boards of directors of Anheuser-Busch Companies, Inc., AT&T and Tupperware Corporation. Ms. Roché is a member of the Audit and NCG Committees of the Board. Ms. Roché has been a director since February 2006.
William P. Stiritz
          Mr. Stiritz, age 71, is Chairman of the Boards of Energizer Holding, Inc. and Ralcorp Holdings, Inc. He served as Chairman of the Board, President and Chief Executive Officer of Agribrands International, Inc. from 1998 to May 2001. Mr. Stiritz is also a member of the board of directors of Vail Resorts, Inc. Mr. Stiritz is a member of the Audit and Finance Committees of the Board. Mr. Stiritz has been a director since October 2005.
Craig E. Weatherup
          Mr. Weatherup, age 60, was Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. from November 1998 until January 2003. Mr. Weatherup is also a member of the board of directors of Starbucks Corporation. Mr. Weatherup is a member of the Compensation and Management Development and NCG Committees of the Board. Mr. Weatherup has been a director since August 1996.
Directors — Term Expires at the 2008 annual meeting
Meyer Feldberg
          Professor Feldberg, age 64, has been Dean Emeritus and Sanford Bernstein Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior thereto he served as the Dean of the Columbia Business School at Columbia University from 1989 to June 2004. He is currently on leave of absence from Columbia University and is serving as a Senior

Advisor at Morgan Stanley. He is also a member of the boards of directors of Revlon, Inc., Primedia, Inc., UBS Global Asset Management and SAPPI Limited. Professor Feldberg is a member of the NCG and Compensation and Management Development Committees of the Board. Professor Feldberg has been a director since May 1992.
Terry J. Lundgren
          Mr. Lundgren, age 54, has been Chairman of Federated since January 15, 2004 and President and Chief Executive Officer of Federated since February 26, 2003. Prior thereto he served as the President/Chief Operating Officer and Chief Merchandising Officer of Federated since April 15, 2002. From May 1997 until April 15, 2002, he was President and Chief Merchandising Officer of Federated. Mr. Lundgren has been a director since May 1997.
Marna C. Whittington
          Dr. Whittington, age 58, has been President of Nicholas Applegate Capital Management since 2001 and Chief Operating Officer of Allianz Dresdner Asset Management, the parent of Nicholas Applegate Capital Management, since 2002. Dr. Whittington is also a member of the board of directors of Rohm & Haas Company. Dr. Whittington is a member of the Audit and Finance Committees of the Board. Dr. Whittington has been a director since June 1993.
Directors — Term Expires at the 2007 annual meeting
Sara Levinson
          Ms. Levinson, age 55, was President of the Women’s Group of Rodale, Inc. from October 2002 until June 2005 and had been Non-Executive Chairman of ClubMom, Inc. from May 2000 until September 2002. Prior to October 2000, she was President of NFL Properties, Inc. since September 1994. Ms. Levinson is also a member of the board of directors of Harley Davidson, Inc. Ms. Levinson is a member of the NCG and Compensation and Management Development Committees of the Board. Ms. Levinson has been a director since May 1997.
Joseph Neubauer
          Mr. Neubauer, age 65, has been Chairman and Chief Executive Officer of ARAMARK Corporation since September 2004. From January 2004 to September 2004 he served as Executive Chairman of ARAMARK Corporation. Prior to that, he was Chief Executive Officer of ARAMARK Corporation from 1983 until December 2003 and Chairman from 1984 until December 2003. He is also a member of the boards of directors of ARAMARK Corporation, Verizon Communications, Inc. and Wachovia Corporation. Mr. Neubauer is a member of the Audit, Compensation and Management Development and NCG Committees of the Board. Mr. Neubauer has been a director since September 1992.
Joseph A. Pichler
          Mr. Pichler, age 66, was Chairman of The Kroger Co. from June 2003 until June 2004 and was Chairman and Chief Executive Officer of The Kroger Co. from June 1990 until June 2003. Mr. Pichler is a member of the NCG and Compensation and Management Development Committees of the Board. Mr. Pichler has been a director since December 1997.
Karl M. von der Heyden
          Mr. von der Heyden, age 69, was Vice Chairman of the Board of Directors of PepsiCo, Inc. from September 1996 to January 2001. He is also a member of the board of directors of ARAMARK Corp., PanAmSat Corp., New York Stock Exchange Group and Dreamworks Animation SKG, Inc. Mr. von der Heyden is a member of the Audit and Finance Committees of the Board. Mr. von der Heyden has been a director since February 1992.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
Attendance at Meetings
          The Board held nine meetings during the fiscal year ended January 28, 2006 (“fiscal 2005”). During fiscal 2005, no director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and Board Committees on which such director served.
Director Attendance at Annual Meetings
          As a matter of policy, Federated expects its directors to make reasonable efforts to attend Federated’s annual meetings of stockholders. Six of Federated’s directors attended its most recent annual meeting of stockholders.
Communications with the Board
          Interested parties may communicate with the full Board, the Audit Committee, directors who are not employees of Federated, referred to as the Non-Employee Directors, or any individual director by communicating through Federated’s Internet website at www.fds.com/ir/corpgov or by mailing such communications to 7 West Seventh Street, Cincinnati, Ohio 45202, Attn: General Counsel. Such communications should indicate to whom they are addressed. Any communications received that relate to accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee unless the communication is otherwise addressed. Parties may communicate anonymously and/or confidentially if they desire. All communications received will be collected by the Office of the General Counsel of Federated and forwarded to the appropriate director(s).
Director Independence
          Federated’s Corporate Governance Principles require that a majority of the Board consist of directors who the Board has determined do not have any material relationship with Federated and are independent. The Board has adopted standards for independence (the “Standards for Director Independence”), a copy of which is attached hereto as Appendix A, to assist the Board in determining if a director is independent.
          The Board has determined that the members of the Board who are Non-Employee Directors qualify as independent. Each of the directors who were determined to be independent by the Board satisfied the Standards for Director Independence.
Non-Employee Directors’ Meetings
          The Non-Employee Directors of the Board meet in executive session without management either before or after all regularly scheduled Board meetings. The chairpersons of the Board Committees preside at such sessions by rotation. Non-Employee Directors who are not independent under the New York Stock Exchange (the “NYSE”) listing standards may participate in these executive sessions, but an executive session in which only independent directors participate is convened at least once per year.
Committees of the Board
          The following standing committees of the Board were in existence throughout fiscal 2005: the Audit Committee, the Compensation and Management Development Committee, the Finance Committee and the NCG Committee.
          Audit Committee. The Audit Committee is presently composed of Dr. Whittington, Ms. Roché and Messrs. Neubauer, Stiritz and von der Heyden. The Audit Committee Charter is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the Audit Committee Charter, the Board has determined that all members of the Audit Committee are independent and that Dr. Whittington and other members of the Audit Committee qualify as “financial experts.” During fiscal 2005, Mr. von der Heyden served on the audit committees of three other public companies. The Board previously determined that such service did not impair Mr. von der Heyden’s ability to serve on Federated’s Audit Committee.
          The responsibilities of the Audit Committee include:

•	Reviewing the professional services provided by Federated’s independent accountants and the independence of such firm;

•	Reviewing the scope of the audit by Federated’s independent accountants;

•	Reviewing any proposed non-audit services by Federated’s independent accountants to determine if the provision of such services is compatible with the maintenance of their independence, and approval of same;

•	Reviewing Federated’s annual financial statements, systems of internal accounting controls, material legal developments relating thereto, and legal compliance policies and procedures;

•	Reviewing matters with respect to the legal, accounting, auditing and financial reporting practices and procedures of Federated as it may find appropriate or as may be brought to its attention, including Federated’s compliance with applicable laws and regulations;

•	Reviewing with members of Federated’s internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans, audit results and actions taken with respect to those results; and

•	Establishing procedures for the Audit Committee to receive, review and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as confidential, anonymous submissions by employees of concerns related to questionable accounting or auditing matters.
See “Report of the Audit Committee” for further information regarding the Audit Committee’s review. The Audit Committee met five times during fiscal 2005.
          Compensation and Management Development Committee. The CMD Committee is presently composed of Ms. Levinson and Messrs. Feldberg, Neubauer, Pichler and Weatherup. The charter for the Compensation and Management Development Committee (“CMD Committee”) is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the CMD Committee Charter, all current members of the CMD Committee are independent under Federated’s Standards for Director Independence.
          The responsibilities of the CMD Committee include:
•	Reviewing and approving any proposed employment agreement with, and any proposed severance, termination or retention plans, agreements or payments applicable to, any executive officer of Federated;

•	Reviewing and approving the salaries of the chief executive officer and other executive officers of Federated;

•	Administering the bonus, incentive and stock option plans of Federated, including (i) establishing any annual or long-term performance goals and objectives and maximum annual or long-term incentive awards for the chief executive officer and the other executives, (ii) determining whether and the extent to which annual and/or long-term performance goals and objectives have been achieved, and (iii) determining related annual and/or long-term incentive awards for the chief executive officer and the other executives;

•	Reviewing and approving the benefits of the chief executive officer and the other executive officers of Federated;

•	Advising and consulting with Federated’s management regarding pension, benefit and compensation plans, policies and practices of Federated;

•	Establishing chief executive officer and key executive succession plans, including plans in the event of an emergency, resignation or retirement; and

•	Reviewing management development plans for key executives.
The CMD Committee met seven times during fiscal 2005.
          Finance Committee. The Finance Committee is presently composed of Dr. Whittington and Messrs. Stiritz and von der Heyden.
          The Finance Committee:
•	Reviews the financial considerations relating to acquisitions and dispositions of businesses and operations involving projected costs or income above $15 million and below $25 million and approves all such transactions, and reports to the Board on all such transactions involving projected costs or income of $25 million and above;

•	Reports to the Board on potential transactions affecting Federated’s capital structure, such as financings, refinancings and the issuance, redemption or repurchase of Federated’s debt or equity securities;

•	Reports to the Board on potential changes in the financial policy or structure of Federated which could have a material financial impact on Federated;

•	Reviews capital projects and other financial commitments and approves such projects and commitments above $15 million and below $25 million, reviews and tracks the actual progress of approved capital projects against planned projections and reports to the Board on all such projects and commitments of $25 million and above; and

•	Reviews the management and performance of the assets of Federated’s retirement plans.
The Finance Committee met nine times during fiscal 2005.
          Nominating and Corporate Governance Committee. The NCG Committee is presently composed of Ms. Levinson and Ms. Roché and Messrs. Feldberg, Neubauer, Pichler and Weatherup. The charter for the NCG Committee is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the NCG Committee Charter, all current members of the NCG Committee are independent under Federated’s Standards for Director Independence.
          The responsibilities of the NCG Committee include:
•	Identifying and screening candidates for future Board membership;

•	Proposing candidates to the Board to fill vacancies as they occur, and proposing nominees to the Board for election by the stockholders at annual meetings;

•	Reviewing Federated’s Corporate Governance Principles and recommending to the Board any modifications that the NCG Committee deems appropriate;

•	Overseeing the evaluation of and reporting to the Board on the performance and effectiveness of the Board and its committees, and other issues of corporate governance and recommending to the Board any changes concerning the composition, size, structure and activities of the Board and the committees of the Board as the NCG Committee deems appropriate based on its evaluations;

•	Reviewing and reporting to the Board with respect to director compensation and benefits and make recommendations to the Board as the Committee deems appropriate; and

•	Considering possible conflicts of interest of Board members and management and making recommendations to prevent, minimize, or eliminate such conflicts of interest.

The NCG Committee met six times during fiscal 2005.
          Among other means of identifying potential candidates, under the NCG Committee Charter, the NCG Committee is authorized to employ third-party search firms. The criteria considered by the NCG Committee in evaluating potential candidates include the following:
•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Knowledge of the communities in which Federated does business and Federated’s industry or other industries relevant to Federated’s business;

•	Relevant experience and background that would be of benefit to Federated;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Federated; and

•	Diversity of viewpoints, background, experience and demographics.
          The NCG Committee also takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE listing standards together with any special criteria applicable to service on various standing committees of the Board. The full Board (a) considers candidates recommended to it by the NCG Committee, (b) considers the optimum size of the Board, (c) determines the manner in which any vacancies on the Board are addressed, and (d) determines the composition of all Board committees.
          The NCG Committee will consider nominees for directors recommended by stockholders of Federated and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee, c/o Dennis J. Broderick, Secretary, Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee’s qualifications and other relevant biographical information. See “Director Nomination Procedures” for a discussion of nomination procedures under Federated’s By-Laws.
Director Nomination Procedures
          Federated’s By-Laws provide that nominations for election of directors by the stockholders will be made by the Board or by any stockholder entitled to vote in the election of directors generally. The By-Laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Federated not less than 60 days prior to the meeting of stockholders. However, in the event that the date of the meeting is not publicly announced by Federated by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Federated not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things,
•	that the notice by the stockholder set forth certain information concerning such stockholder and the stockholder’s nominees, including their names and addresses;

•	a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of Federated’s stock owned or beneficially owned by such stockholder;

•	a description of all arrangements or understandings between the stockholder and each nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and

•	the consent of each nominee to serve as a director of Federated if so elected.
The chairman of the Board may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to bring any other business before an annual meeting of the stockholders. See “Submission of Future Stockholders Proposals.”
          The merger agreement between Federated and May provided that Federated would appoint to the Federated board two individuals who were directors of May as of the date of the merger agreement (February 27, 2005) and recommended by the NCG Committee. Upon the recommendation of the NCG Committee, the Board elected Mr. Stiritz as a director, effective October 27, 2005, and Ms. Roché as a director, effective February 23, 2006. The Board has waived the application of the mandatory retirement policy set forth in Federated’s Corporate Governance Principles with respect to Mr. Stiritz until the 2007 annual meeting. Ms. Roché and Mr. Stiritz have been nominated by the Board for election by the stockholders through the 2007 annual meeting.
Corporate Governance Principles and Code of Business Conduct and Ethics
          The Corporate Governance Principles and Code of Business Conduct and Ethics approved by the Board for adoption by Federated are disclosed on Federated’s website at www.fds.com/ir/corpgov.
Director Compensation
          Non-Employee Directors receive the following compensation:

Type of Fee	Amount of Fee
Base Retainer	$40,000 annually *
Board or Board Committee Meeting	$2,000 for each meeting attended and for each review session with one or more members of management
Committee Chairperson	$10,000 annually

*	Effective January 1, 1999, the annual base retainer fee (including the fee payable to a committee chair) and the meeting fee payable to Non-Employee Directors was paid 50% (or such greater percentage, in ten percent increments, as any individual director may have elected) in credits representing the right to receive shares of common stock, with the balance being paid in cash. Effective as of April 1, 2006, the directors’ compensation program was amended to provide that such stock credits credited prior to April 2004 will be settled in shares of common stock or cash, at the director’s election; stock credits credited between April 2004 and April 1, 2006 will be settled in cash; and stock credits credited after April 1, 2006 will be settled in stock or cash at the director’s election, in each case three years following the crediting of such stock credits (or at such later time as any individual director’s service on the Board ends, if such individual director has elected to defer compensation under the directors’ deferred compensation plan).
          Subject to the holding period described above for stock credits covering a portion of retainer and meeting fees, any Non-Employee Director may defer all or a portion of the total fees received by him or her either as stock credits or cash credits under the directors’ deferred compensation plan until such director’s service on the Board ends, provided that the stock credits subject to the holding period described above may be deferred under the directors’ deferred compensation plan only as stock credits.

          In connection with the termination of the retirement plan for Non-Employee Directors described below, the 1995 Equity Plan was amended to make each Non-Employee Director eligible to receive annual grants of options to purchase up to 3,500 shares of common stock. The 1995 Equity Plan was further amended to make each Non-Employee Director eligible to receive, commencing with fiscal year 2001, annual grants of options to purchase up to 5,000 shares of common stock. Each Non-Employee Director who was a director during fiscal 2005 was granted an option to purchase 5,000 shares of common stock in respect of his or her service during fiscal 2005, except that Mr. Stiritz, who became a director in October 2005, received an option to purchase 833 shares of common stock. Directors who are also full-time employees of Federated receive no additional compensation for service as directors.
          Federated’s retirement plan for Non-Employee Directors was terminated on a prospective basis effective May 16, 1997 (the “Plan Termination Date”). As a result of such termination, persons who first become Non-Employee Directors after the Plan Termination Date will not be entitled to receive any payment thereunder. Persons who were Non-Employee Directors as of the Plan Termination Date will be entitled to receive retirement benefits accrued as of the Plan Termination Date. Subject to an overall limit in an amount equal to the aggregate retirement benefit accrued as of the Plan Termination Date (i.e., the product of the amount of the annual base retainer fee earned immediately prior to retirement and the years of Board service prior to the Plan Termination Date), and the vesting requirements described below, persons who retire from service as Non-Employee Directors after the Plan Termination Date will be entitled to receive an annual payment equal to the amount of the annual base retainer fee earned immediately prior to retirement, payable in monthly installments, commencing at age 60 (if such person’s termination of Board service occurred prior to reaching age 60) and continuing for the lesser of such person’s remaining life or a number of years equal to such person’s years of Board service prior to the Plan Termination Date. Full vesting will occur for Non-Employee Directors who reach age 60 while serving on the Board, irrespective of such person’s years of Board service. Vesting will occur as follows for Non-Employee Directors whose Board service terminates before the director reaches age 60: 50% vesting after five years of Board service and an additional 10% vesting for each year of Board service after five years. Board service following the Plan Termination Date will be given effect for purposes of the foregoing vesting requirements. There are no survivor benefits under the terms of the retirement plan.
          Non-Employee Directors also receive executive discounts on merchandise purchased at Federated stores.
          In 2005, the NCG Committee recommended, and the Board adopted, stock ownership guidelines for Non-Employee Directors. Under these guidelines, Non-Employee Directors are required to accumulate over time shares of Federated common stock equal in value to at least five times the annual base retainer. Shares counted toward this requirement include:
•	any shares beneficially owned by the director; and

•	stock credits or other stock units credited to a director’s account.
Federated common stock subject to unvested or unexercised stock options and unlapsed restricted stock granted to Non-Employee Directors do not count toward the ownership requirement. Non-Employee Directors must comply with these guidelines by December 9, 2010 or within five years from the date the director’s Board service commenced, whichever is later.
Certain Relationships and Related Transactions
          Earl G. Graves, Sr., a former director of Federated who retired on July 13, 2005, is the Publisher and Chief Executive Officer of “Black Enterprise” Magazine and Chairman and Chief Executive Officer of Earl G. Graves, Ltd. In fiscal 2005, Federated purchased $80,325 in advertising space in Black Enterprise Magazine and spent $35,000 for event sponsorship with Earl G. Graves, Ltd. These expenditures were made in furtherance of Federated’s minority hiring programs.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Federated’s directors and executive officers, and certain persons who beneficially own more than 10% of the common stock outstanding, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Federated with copies of all Section 16(a) reports they file. See “Stock Ownership — Certain Beneficial Owners,” and “Stock Ownership of Directors and Executive Officers.”

          To Federated’s knowledge, based solely on a review of the copies of reports furnished to Federated and written representations signed by all directors and executive officers that no other reports were required with respect to their beneficial ownership of common stock during fiscal 2005, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than 10% of the common stock outstanding to report transactions in securities were timely filed, except for a report filed two days late by Mr. Graves due to a miscommunication.
ITEM 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Federated for the fiscal year ending February 3, 2007. The Audit Committee’s appointment is subject to ratification by Federated’s stockholders. KPMG LLP and its predecessors have served as the independent registered public accounting firm for Federated since 1988, and are considered well qualified. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
Fees Paid to Independent Registered Public Accounting Firm
          The table below summarizes the fees paid to KPMG LLP during fiscal 2005 and fiscal year 2004:

Year	Audit($)	Audit-Related($)	Tax($)	All Other($)	Total($)
2005	[______]	[______]	[______]	[______]	[______]
2004	3,723,000	830,500	309,747	0	4,863,247
          Audit fees represent fees for professional services rendered for the audit of Federated’s annual financial statements, the audit of Federated’s internal control over financial reporting and the reviews of the interim financial statements included in Federated’s Forms 10-Q.
          Audit-related fees represent professional services principally related to the audits of financial statements of employee benefit plans, audits of financial statements of certain subsidiaries and certain agreed upon procedures reports.
          Tax fees represent professional services related to tax compliance and consulting services, provided, however, that such tax consulting services did not involve the provision of advice regarding tax strategy or planning.
          All other fees represent professional services other than those covered above.
          The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by Federated’s independent registered public accounting firm. A description of such policies and procedures is attached as Appendix B to this proxy statement and incorporated herein by reference.
          The Board recommends that the stockholders vote FOR such ratification. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

ITEM 3 — PROPOSAL TO AMEND FEDERATED’S CERTIFICATE OF INCORPORATION
          The Board has approved, subject to stockholder approval, an amendment to Federated’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500 million shares to one billion shares. The affirmative vote of a majority of the shares entitled to vote at the annual meeting is required to approve this amendment to Federated’s Certificate of Incorporation.
          As of February 25, 2006, approximately 191,400,000 shares of common stock were neither issued nor reserved for issuance. The Board believes that this number of shares of common stock is not sufficient to provide Federated the needed flexibility to conduct its business and plan for future events, including issuances of common stock for such general corporate purposes as stock splits, stock dividends, incentive awards, acquisitions and other similar transactions. The number of shares of common stock available for issuance by Federated was reduced by approximately 114 million shares in connection with the May acquisition, including approximately 100 million shares issued to former May stockholders and approximately 14 million shares reserved for issuance under equity incentive plans assumed by Federated.
          If the amendment to the Certificate of Incorporation is approved by Federated’s stockholders, the Board presently intends to approve a two-for-one stock split to be effected in the form of a stock dividend. In such event, pursuant to the provisions of Federated’s equity compensation plans, the Board would also adjust the number of shares of common stock available for issuance and the number of shares covered by outstanding awards or stock units issued under such plans to give effect to the split. The issuance of shares of common stock in connection with the stock split would not require stockholder approval. Based on the number of shares of common stock outstanding and reserved for issuance as of February 25, 2006, if the stock split were approved by the Board and implemented, the number of shares of common stock outstanding and reserved for issuance would be increased to approximately 617,200,000 and the number of shares of common stock remaining available for issuance would be increased to approximately 382,800,000. Federated has no other present plan, arrangement or understanding to issue additional shares of common stock, other than shares previously reserved for issuance and shares to be reserved if stockholders approve the amendment to the 1995 Equity Plan pursuant to Item 4.
          If this amendment is approved by Federated’s stockholders, Section 1 of Article Fourth of Federated’s Certificate of Incorporation would be amended and restated in its entirety to read as follows:
FOURTH. Section 1. Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 1,125,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $0.01 per share, and 125,000,000 shares of Preferred Stock, par value $0.01 per share.
          The additional authorized shares of Federated common stock, if and when issued, would be part of the existing class of Federated common stock and would have the same rights and privileges as the shares of Federated common stock presently issued and outstanding. Although the additional shares of common stock would not have any effect on the rights and privileges of Federated’s existing stockholders, the issuance of additional shares of common stock, other than in connection with a stock split or stock dividend, may dilute the voting power of existing stockholders. In addition, the issuance of additional shares of common stock may decrease earnings and the book value attributable to shares presently issued and outstanding.
          In addition, the availability of additional authorized but unissued shares of common stock could have an anti-takeover effect. Although the Board has no present intention of doing so, new shares of common stock could be issued without stockholder approval to dilute the percentage ownership of current stockholders, thereby increasing the cost and difficulty of obtaining control of Federated. Federated is not aware of any pending or proposed effort to obtain control of Federated or to change Federated’s management.
          If the amendment to Federated’s Certificate of Incorporation is approved, it will become effective upon its filing with the Delaware Secretary of State, which will occur as soon as reasonably practicable after approval. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of common stock upon the filing of the amendment to Federated’s Certificate of Incorporation.
          The Board recommends that stockholders vote FOR the amendment to Federated’s Certificate of Incorporation. Proxies solicited by the Board will be so voted except where authority has been withheld.

ITEM 4 — PROPOSAL TO AMEND THE 1995 EXECUTIVE EQUITY INCENTIVE PLAN
Overview
          Items 4 and 5. Items 4 and 5 relate to proposed amendments to Federated’s two equity incentive plans that provide for grants of stock options, restricted stock and performance restricted stock for Federated employees. The 1995 Equity Plan has historically applied to Federated employees. The 1994 Stock Incentive Plan has historically applied to May employees. In connection with Federated’s 2005 acquisition of May, Federated assumed May’s obligations under the 1994 Stock Incentive Plan. In Items 4 and 5, the Board recommends, among other things, that the stockholders approve amendments to:
▪	increase the number of shares available for issuance and grants under both plans by an aggregate of six million shares;

▪	increase the portion of those available shares that may be granted as restricted stock or restricted stock units to an aggregate of two million shares;

▪	provide identical “per person” limits under each plan and provide that those limits apply as though both plans were one plan;

▪	permit Federated to grant performance-based restricted stock and performance-based restricted stock units under both plans designed to qualify for an exemption from the limitation on deductibility of certain executive compensation imposed by Section 162(m) of the Internal Revenue Code;

▪	conform the terms of future option, appreciation right, restricted stock and restricted stock unit awards under the 1994 Stock Incentive Plan to the terms of such awards under the 1995 Equity Plan;

▪	permit the grant of all forms of awards to non-employee directors.
          Items 4 and 5 are independent matters. Stockholders are entitled to vote on them separately. However, the Board encourages stockholders to review and consider them as related Items. The shares available as of March 27, 2006, under each plan are as follows:

	Total Available	Portion of Total Available Shares for
(Shares in thousands)	Shares (a)	Restricted Stock and Restricted Stock Units (b)
1995 Equity Plan
As of March 27, 2006	2,378.0	7.3
Proposed additional shares	6,000.0	916.7

	8,378.0	924.0

1994 Stock Incentive Plan
As of March 27, 2006	6,009.7	1,076.0

Total	14,387.7	2,000.0

a.	May be issued as options, appreciation rights, restricted stock or restricted stock units

b.	If not issued as restricted stock or restricted stock units, may be used for options.
          Commitment to Making Responsible Awards of Equity Compensation. The Board is committed to making responsible awards of equity compensation. For example, under both the 1995 Equity Plan and the 1994 Stock Incentive Plan:
▪	the terms of options and appreciation rights do not exceed 10 years;

▪	the exercise price is not less than the market price of the underlying common stock on the date of grant;

▪	the plans do not include “reload” provisions; and

▪	options may not be repriced, unless approved by Federated’s stockholders.

In addition, Federated has reduced the numbers of stock options it has granted under the 1995 Equity Plan over the last three years to the named executive officers and to all employees as a group.
          Prudent Management of Stock Option Program. Management believes that it has managed Federated’s stock option program prudently, as demonstrated by Federated’s burn rate and option overhang.
          Burn Rate. Federated has reduced the size of employee stock option grants significantly from prior years and thereby reduced Federated’s “Burn Rate” to lower levels. The “Burn Rate” is the level of grants made by Federated divided by the shares outstanding for the period. For the last four fiscal years, the amounts were as follows

Year	Grants	Rate(1)

2002	4.40	2.19%
2003	3.47	1.82%
2004	2.12	1.19%
2005	2.18	1.30%
2006 Projected, with options for Federated executives alone	2.00	1.15	%(2)
Projected, with options for Federated and former May executives	3.60	1.32	%(3)

(1)	The burn rate for fiscal years 2002-2005 is calculated by dividing the shares of common stock covered by option grants in a year by the shares of common stock outstanding at the beginning of the fiscal year.

(2)	The burn rate projected for fiscal year 2006 “with options for Federated executives only” is calculated by dividing the shares of common stock covered by options projected to be granted to former Federated executives during fiscal year 2006 by the shares of common stock outstanding at the beginning of fiscal year 2006 (excluding the shares issued in connection with the merger).

(3)	The burn rate projected for fiscal year 2006 “with options for Federated and former May executives” is calculated by dividing the shares of common stock covered by options projected to be granted to all executives during fiscal year 2006 by the shares of common stock outstanding at the beginning of fiscal year 2006 (including the shares issued in connection with the merger).
     For the past four fiscal years, Federated has maintained its Burn Rate at below 2.2%. The Board expects that Federated will be able to continue to contain its Burn Rate, while still attracting, retaining and motivating outstanding employees. The anticipated increase in 2006 results primarily from anticipated grants to former May executives as part of the Federated option program.
     Option Overhang. Federated has also focused on reducing the potential dilution caused by stock option grants, which is referred to as the “Option Overhang.” The Option Overhang is calculated by dividing (A) the total number of shares of Federated’s common stock issuable upon exercise of all stock options outstanding and available for grant (the “Total Option Shares”) by (B) the sum of the total number of shares of Federated’s common stock outstanding. The following graph highlights the downward trend in Federated’s Option Overhang (exclusive of anticipated grants to former May executives as part of the Federated option program):

Beginning of Year Overhang
2002	14.2%
2003	12.8%
2004	12.7%
2005	11.0%
2006 Projected, before stockholder approval	11.2%
Projected, including additional six million shares	12.9%
          The Board believes that the proposed amendments to the 1995 Equity Plan and the 1994 Stock Incentive Plan are in the best interests of Federated’s stockholders because of Federated’s continuing need to provide stock options and other forms of equity compensation to attract and retain quality employees. The current hiring environment is more competitive than in the past. Having additional stock options and other forms of equity compensation available for grant under both plans will enable Federated to recruit the top talent necessary to enable it to achieve continued success.
          The Board will continue to monitor changes in the marketplace relating to equity compensation and respond appropriately. The CMD Committee periodically revises Federated’s option grant guidelines in response to evolving market practices and will continue to be vigilant in this regard so that, in its efforts to provide competitive equity compensation, Federated will match, but not significantly exceed, prevailing market standards.
          Federated’s executive officers and directors will be eligible to receive awards under the amended 1995 Equity Plan and the 1994 Stock Incentive Plan, and therefore have an interest in Items 4 and 5.
          For further information, the principal provisions of the 1995 Equity Plan and the 1994 Stock Incentive Plan, assuming approval of the proposed amendments, are summarized below.
Item 4: Specific Proposal.
          The CMD Committee and the Board recommend that the stockholders approve amendments to the 1995 Equity Plan to:
▪	increase the number of shares available for issuance and grants under the 1995 Equity Plan by six million shares;

▪	increase the portion of those available shares that may be granted as restricted stock or restricted stock units by 916,716 shares (so that, together with the 1994 Stock Incentive Plan, Federated can issue an aggregate of two million shares as restricted stock or restricted stock units);

▪	provide for the “per person” limits under the 1995 Equity Plan and the 1994 Stock Incentive Plan to be identical and apply as though both plans were one plan;

▪	permit Federated to grant performance-based restricted stock and performance-based restricted stock units under the 1995 Equity Plan designed to qualify for an exemption from the limitation on deductibility of certain executive compensation imposed by Section 162(m) of the Internal Revenue Code;

▪	permit forfeited and cancelled restricted stock to be reissued; and

▪	permit Federated to grant all forms of awards to Non-Employee Directors on a non-discriminatory basis.
          As of March 27, 2006, an aggregate of 2,378,043 shares of common stock remained available for grants under the 1995 Equity Plan. The Board believes it is important to Federated’s continued success to have available an adequate reserve of shares under the 1995 Equity Plan for use in attracting, motivating and retaining qualified employees.
          If the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting vote FOR the proposed amendment to the 1995 Equity Plan, it will immediately become effective. If Federated’s stockholders do not approve the proposed amendment at this annual meeting, the proposed amendment to the 1995 Equity Plan will not become effective, and the 1995 Equity Plan as it presently exists will continue in effect. The results of the vote will not affect any awards outstanding under the 1995 Equity Plan at the time of the annual meeting.
Background.
          Purpose. As one of the key elements of its strategic plan, Federated links the compensation of key employees to the creation of stockholder value. The 1995 Equity Plan is intended to provide an equity interest in Federated to key management personnel and thereby provide additional incentives for such persons to devote themselves to the maximum extent practicable to the business of Federated and its subsidiaries. The 1995 Equity Plan is also intended to help attract people with outstanding ability to enter and remain in the employ of Federated and its subsidiaries.
          Participants. The CMD Committee may grant awards to key executives, officers and employees of Federated and its subsidiaries. The Board grants awards to the Chief Executive Officer and the Non-Employee Directors upon the recommendation of the CMD Committee.

          Administration. The Board has delegated authority to the CMD Committee, as the “Compensation Committee,” to administer the 1995 Equity Plan. No voting member of the CMD Committee may be an employee of Federated or its subsidiaries. Each voting member must be “independent” of Federated within the meaning of the NYSE listing standards.
          Awards. Pursuant to the 1995 Equity Plan, the CMD Committee is authorized to grant stock options (“Options”), stock appreciation rights (“SARs”), shares of restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units” and, collectively with Options, SARs and Restricted Stock, “Awards”) to officers, directors and key employees of Federated and its subsidiaries (approximately 2,800 persons in the aggregate at the date of this Proxy Statement).
          Per Person Limitations. The per person limitations on Awards are combined with the limitations under the 1994 Stock Incentive Plan.
▪	Options and SARs. No participant will be granted Options or SARs for more than one million shares of common stock in any period of three fiscal years under the 1995 Equity Plan and the 1994 Stock Incentive Plan, in the aggregate.

▪	Performance Restricted Stock and Performance Restricted Stock Units. No participant will be granted Performance Restricted Stock or Performance Restricted Stock Units for more than 333,333 shares of common stock in any period of three fiscal years under both plans, in the aggregate.

▪	Non-Employee Directors. In addition to the limitations described above, no Non-Employee Director (nine persons at the date of this proxy statement) may be granted Options to purchase more than 5,000 shares of common stock in any year under both plans, in the aggregate. Awards for Non-Employee Directors must be granted on a non-discriminatory basis.
          Transferability. The 1995 Equity Plan provides that Awards generally may be transferred only upon death or pursuant to qualified domestic relations orders, except that certain participants may transfer Awards to members of their immediate family (as defined in the Rule 16a-1(e) under the Exchange Act). Particular Awards may be subject to additional restrictions on transfer.
          Shares. As of March 27, 2006, 2,378,043 shares, which were not the subject of outstanding Awards, remained available for issuance as or pursuant to Awards under the 1995 Equity Plan (of which 7,291 shares were available for issuance as Restricted Stock). Upon the effectiveness of the proposed amendment, the total number of shares available for issuance as or pursuant to Awards under the 1995 Equity Plan will be equal to the sum of (a) the number of shares remaining available for issuance as or pursuant to Awards under the 1995 Equity Plan immediately prior to the effectiveness of such amendment and (b) six million. Of such total number of shares, the number of shares that will be available for issuance under the 1995 Equity Plan as Restricted Stock or Restricted Stock Units will be 2 million.
          Options. Options granted under the 1995 Equity Plan may be incentive stock options (“ISOs”), nonqualified stock options, or combinations of the foregoing. The maximum term of Options is ten years. The exercise price (the “Exercise Price”) of Options may not be less than:
▪	the closing sale price per share of the common stock as reported in the NYSE Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the trading day immediately preceding the date determined as the grant date in accordance with the authorization of the Board (and, in the case of nonqualified Options awarded to non employee directors of Federated as described below, the trading day immediately preceding the date of the Award), or if there are no reported sales on such date, on the next preceding day on which there were sales;

▪	the average (whether weighted or not) or mean price, determined by reference to the closing sales prices, average between the high and low sales prices, or any other standard for determining price adopted by the Board, per share of the common stock as reported in the NYSE Composite Transactions Report as of the date or for the period determined in accordance with the authorization of the Board; or

▪	in the event that the common stock is not listed for trading on the NYSE as of a relevant date of grant, an amount determined in accordance with standards adopted by the Board.
If an executive sells some or all of the shares of common stock to which an exercise relates through a bank or broker on the exercise date, then the executive may defer payment of the Exercise Price if the bank or broker agrees to pay the Exercise Price from the proceeds of the sale.
Each grant of Options will specify whether the Exercise Price is payable in cash, by the actual or constructive transfer to Federated of nonforfeitable, unrestricted shares of common stock already owned by the participant having an actual or constructive value as of the time of exercise equal to the total Exercise Price, by any other legal consideration authorized by the CMD Committee, or by a combination of such methods of payment. The 1995 Equity Plan does not require that a participant hold shares received upon the exercise of an Option for a specified period and permits immediate sequential exercises of Options with the Exercise Price therefore being paid in shares of common stock, including shares acquired as a result of prior exercises of Options.
Repricing of Options Prohibited. The Board may not authorize the amendment of any outstanding Option or SAR to reduce the Exercise Price, or to cancel and replace any outstanding Option or SAR with awards having a lower Exercise Price, without further approval of the stockholders of Federated.
     SARs. SARs may be granted under the 1995 Equity Plan in tandem with Options. Upon exercise, a holder of a SAR would receive, in the discretion of the CMD Committee, cash, shares of common stock, or a combination thereof having an aggregate value equal to all or some portion of the excess of the market value of the shares of common stock in respect of which the SAR is exercised, determined in the manner specified in the 1995 Equity Plan as of the date of such exercise, over the aggregate Exercise Price of the related Option. The Option to which the SAR is related would be canceled to the extent of the exercise of the SAR. The Exercise Price per share of the related Option may not be less than the market value thereof as of the grant date. Under the 1995 Equity Plan, the market value of SARs is determined in the same manner as the Exercise Price of Options discussed above. The maximum term for SARs is ten years.
     Restricted Stock. Restricted Stock involves the immediate transfer by Federated to a participant of ownership of a specified number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend, and other ownership rights in such shares, provided, however, that at least a portion of the Restricted Stock covered by such issuance or transfer is subject to a “substantial risk of forfeiture” within the meaning of section 83 of the Internal Revenue Code for a period of (i) at least one year following the date of grant in the case of Performance Restricted Stock, and (ii) at least three years following the date of grant in the case of any grant of Restricted Stock that is not Performance Restricted Stock.
     Restricted Stock Units. A grant of Restricted Stock Units is Federated’s agreement to provide compensation based on the value of the common stock and the other terms of the Restricted Stock Unit grant. Restricted Stock Units involve Federated crediting Restricted Stock Units to a participant’s account in consideration of the performance of services. The participant is entitled to receive credits for dividend equivalents, but has no voting or other rights as a stockholder. A portion of the Restricted Stock Units is subject to forfeiture for a period of (i) at least one year following the date of grant in the case of Performance Restricted Stock Units and (ii) at least three years following the date of grant in the case of any grant of Restricted Stock Units that are not Performance Restricted Stock Units.
     Performance Restricted Stock and Performance Restricted Stock Units. The CMD Committee may designate Restricted Stock as “Performance Restricted Stock” and may designate Restricted Stock Units as “Performance Restricted Stock Units”. If it does so, then the CMD Committee shall establish, at the time of the grant, the “Performance Period,” “Performance Formula,” “Performance Measures” and “Performance Goals” that would determine the extent to which the restrictions on the Performance Restricted Stock or Performance Restricted Stock Units shall lapse on any specified date. No restrictions shall lapse on any Performance Restricted Stock or Performance Restricted Stock Units until the CMD Committee certifies that the performance requirements have been met. The CMD Committee may adjust an award of Performance Restricted Stock or Performance Restricted Stock Units, in its discretion, to prevent the enlargement or dilution of the award because of extraordinary events or circumstances, as determined by the CMD Committee, provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

     “Performance Measure” means one or more of the following measures selected by the CMD Committee to measure performance for a Performance Period:
i.	total sales;

ii.	comparable store sales;

iii.	gross margin;

iv.	operating or other expenses;

v.	earnings before interest and taxes;

vi.	earnings before interest, taxes, depreciation and amortization;

vii.	net income;

viii.	earnings per share (either basic or diluted);

ix.	cash flow;

x.	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

xi.	stock price appreciation;

xii.	operating income;

xiii.	net cash provided by operations;

xiv.	total shareowner return; and

xv.	customer satisfaction.
Each measure that is a financial measure shall be determined in accordance with generally accepted accounting principles as consistently applied by Federated and, if so determined by the CMD Committee, adjusted to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges, provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance Measures may vary from performance period to performance period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.
     Change in Control. Option awards may provide for accelerated vesting upon a change in control of Federated. SAR awards may provide that an SAR may only be exercised in the event of a change in control of Federated or that, in the event of a change in control, an SAR will be deemed to have been exercised. Awards of Restricted Stock and Restricted Stock Units may provide that the Board may remove restrictions thereon in the event of a change of control.
     Adjustments. The CMD Committee may adjust the maximum number of shares available for issuance under the 1995 Equity Plan, the maximum number of awards that may be granted to a participant, the number of shares of common stock covered by any outstanding Option, SAR or Restricted Stock Unit awarded under the 1995 Equity Plan, the prices per share applicable to those outstanding Awards and the kinds of shares covered thereby as the CMD Committee may determine is equitable to prevent dilution or enlargement of the rights of participants in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction affecting Federated’s common stock.
     Taxation of Awards.
Options. Options granted under the 1995 Equity Plan may be Options that are intended to qualify as ISOs, or nonqualified stock options that are not intended to so qualify.
Non-qualified Options. Nonqualified stock options generally will not result in any taxable income to the optionee at the time of the grant, but the holder thereof will realize ordinary income at the time of exercise of the Options if the optioned shares are not subject to any substantial risk of forfeiture (as defined in section 83 of the Internal Revenue Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the Exercise Price. If the Exercise Price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of common stock previously owned by the optionee, no gain or loss will be recognized to the extent that the shares of common stock received are equal in fair market value to the shares of common stock surrendered. An optionee’s tax basis in shares acquired upon the payment of the exercise price of nonqualified stock options in cash is equal to the Exercise Price plus any amount treated as ordinary income.

ISOs. ISOs normally will not result in any taxable income to the optionee at the time of grant. If certain requirements are met, the excess of the fair market value of the optioned shares (the “ISO Shares”) over the Exercise Price will not be subject to regular income tax upon the exercise of the Option and will be characterized as a capital gain rather than as ordinary income upon the sale of the ISO Shares. However, the excess of the fair market value of ISO Shares over the Exercise Price is a tax preference item that is potentially subject to the alternative minimum tax. To the extent that the aggregate fair market value of common stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year exceeds $100,000, such excess ISOs will be treated as Options which are not ISOs. No deduction is available to the employer of an optionee upon the optionee’s exercise of an ISO nor upon the sale or exchange of ISO Shares if the holding period requirements for ISO Shares and the statutory employment requirement are satisfied by the holder of the ISO Shares.
SARs. In general, the grant of an SAR will not produce taxable income to the recipient. However, upon the exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received will be taxable as ordinary income to the recipient.
Restricted Stock. For federal income tax purposes, no taxable income will be recognized by a participant who receives Restricted Stock pursuant to the 1995 Equity Plan in the year such Award is made to the participant. If the participant makes an election under section 83(b) of the Internal Revenue Code to have such stock taxed to him (a “Section 83(b) Election”), however, he will recognize as ordinary income for such year an amount equal to the excess of the fair market value of the shares of common stock (determined without regard to any lapse restrictions imposed thereon) at the time of transfer over any amount paid by the participant therefor. If a participant makes a Section 83(b) Election, no tax deduction will subsequently be allowed to the participant for any amount previously included in income by reason of such election with respect to any common stock later forfeited under the terms of the 1995 Equity Plan. Absent a Section 83(b) Election, a participant will recognize ordinary income for federal income tax purposes in the year or years in which restrictions terminate, in an amount equal to the excess, if any, of the fair market value of such shares of common stock on the date the restrictions expire or are removed over any amount paid by the participant therefor. Assuming no Section 83(b) Election has been made, any dividends received with respect to common stock subject to restrictions will be treated as additional compensation income and not as dividend income.
Restricted Stock Units. The grant of a Restricted Stock Unit will not produce taxable income to the participant. However, upon payment in consideration of the Restricted Stock Units, the amount of any cash received and the fair market value on the payment date of any shares of common stock will be taxable as ordinary income to the recipient.
Deductibility by Federated. To the extent that a recipient of an Award recognizes ordinary income in the circumstances described above, Federated would be entitled to a corresponding deduction, provided in general that (a) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness; (b) the deduction is not disallowed pursuant to Section 162(m), as described below; and (c) certain statutory provisions relating to so-called “excess parachute payments” do not apply. Awards granted under the 1995 Equity Plan are subject to acceleration in the event of a change-in-control of Federated and, therefore, it is possible that these change-in-control features may affect whether amounts realized upon the receipt or exercise of Awards will be deductible by Federated under the “excess parachute payments” provisions of the Internal Revenue Code.
Section 162(m). Section 162(m) generally disallows a tax deduction to public companies for compensation over $1.0 million accrued with respect to the chief executive officer and the four most highly compensated executive officers in addition to the chief executive officer employed by the company at the end of the applicable year. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of Options, Performance Restricted Stock and Performance Restricted Stock Units, one requirement is that the plan under which the Options, Performance Restricted Stock and Performance Restricted Stock Units are granted state a maximum number of shares with respect to which Options, Performance Restricted Stock and Performance Restricted Stock Units may be granted to any one participant during a specified period. Accordingly, the 1995 Equity Plan restricts Awards as described above under “Per Person Limitations.” The limits, in each case, are subject to adjustment by the CMD Committee in certain circumstances to prevent dilution or enlargement of the participant’s rights.
A second requirement is that certain aspects of the 1995 Equity Plan be approved by stockholders. This requirement has been satisfied with respect to the 1995 Equity Plan as presently in effect and will be satisfied with respect to the 1995 Equity Plan as proposed to be amended in this Item 4 if the Federated stockholders approve Item 4.
Section 409A. Section 409A generally became effective January 1, 2005, and primarily covers most programs that defer receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant tax penalties imposed on a participant for failure to comply with Section 409A. Section 409A does not, however, affect the deduction of compensation by Federated. Section 409A generally does not apply to non-qualified options, ISOs and Restricted Stock granted under the 1995 Equity Plan, but may apply to Restricted Stock Units. It is Federated’s intention to structure grants of Restricted Stock Units in a manner that would avoid any of the tax penalties that could be imposed under Section 409A.
Miscellaneous.
     The foregoing discussion of the material provisions of the 1995 Equity Plan, as proposed to be amended, does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached as Appendix C to this proxy statement and incorporated herein by reference. As proposed to be amended, the 1995 Equity Plan would be subject to further amendment from time to time by the Board, except that the Board may not amend the 1995 Equity Plan without the approval of the stockholders to:
▪	increase the maximum numbers of shares of common stock or shares of Restricted Stock issuable pursuant to the 1995 Equity Plan;

▪	increase the maximum number of shares of common stock that may be subject to Options or SARs granted to any participant in any period of three fiscal years of Federated; or

▪	increase the maximum number of shares that may be granted as Performance Restricted Stock or with respect to Performance Restricted Stock Units to any participant in any period of three fiscal years of Federated.
     Awards under the 1995 Equity Plan are discretionary. Federated cannot currently determine the number or types of Awards that will be granted under the 1995 Equity Plan, as proposed to be amended, in the future.
     The Board recommends that stockholders vote FOR the amendment to the 1995 Equity Plan. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

ITEM 5 — PROPOSAL TO AMEND THE 1994 STOCK INCENTIVE PLAN
     The CMD Committee and the Board recommend that the stockholders approve a proposal to amend the 1994 Stock Incentive Plan to
▪	permit Federated to grant awards under the 1994 Stock Incentive Plan to employees of Federated and its subsidiaries;

▪	conform the provisions of the 1994 Stock Incentive Plan concerning:
o	administration of the plan,

o	stock options,

o	stock appreciation rights,

o	restricted stock, and

o	restricted stock units
to the corresponding provisions of the 1995 Equity Plan; and
▪	modify the provisions of the 1994 Stock Incentive Plan to permit “Performance Restricted Stock” to qualify for an exemption from the limitation on deductibility of certain executive compensation imposed by Section 162(m) of the Internal Revenue Code.
Approval by the Federated stockholders of the proposed amendment to the 1994 Stock Incentive Plan will constitute approval of the entire plan, as amended and restated.
     The proposed amendment does not increase the number of shares of common stock that may be issued under the 1994 Stock Incentive Plan.
     If the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting vote FOR the proposed amendment to the 1994 Stock Incentive Plan, the amendment will immediately become effective. If Federated’s stockholders do not approve the proposed amendment at this annual meeting, the proposed amendment to the 1994 Stock Incentive Plan will not become effective, and the 1994 Stock Incentive Plan as it presently exists will continue in effect. The results of the vote will not affect any awards outstanding under the 1994 Stock Incentive Plan at the time of the annual meeting.
Background.
     Effect of the May Acquisition.
     The 1994 Stock Incentive Plan was in effect before Federated acquired May and permitted grants to management employees of May and its subsidiaries.
     In connection with the acquisition, Federated assumed the 1994 Stock Incentive Plan and all outstanding option awards thereunder. In addition, all outstanding options under the 1994 Stock Incentive Plan accelerated and became immediately exercisable in connection with the acquisition. Each May stock option assumed by Federated continued to have the same terms and conditions as immediately before the effective time of the acquisition except that each option (i) was accelerated in accordance with the terms of the 1994 Stock Incentive Plan, and (ii) became exercisable for a number of shares of Federated common stock at an exercise price based on a conversion formula set forth in the merger agreement. The share limitations (in the aggregate and per person) were adjusted based on the conversion formula as well.

     Options, SARs, Restricted Stock and Restricted Stock Units.
     If the proposed amendment of the 1994 Stock Incentive Plan is approved by the stockholders at the 2006 annual meeting, then:
▪	Participants. The provisions concerning participants will mirror the provisions concerning participants in the 1995 Equity Plan.

▪	Administration. The provisions concerning administration will mirror the provisions concerning administration in the 1995 Equity Plan.

▪	Options. The provisions concerning options will mirror the provisions concerning Options in the 1995 Equity Plan.

▪	SARs. The provisions concerning stock appreciation rights will mirror the provisions concerning SARs in the 1995 Equity Plan.

▪	Restricted Stock and Restricted Stock Units. The provisions concerning restricted stock and restricted stock units will mirror the provisions concerning Restricted Stock and Restricted Stock Units in the 1995 Equity Plan.

▪	Performance Restricted Stock and Performance Restricted Stock Units. The provisions concerning Performance Restricted Stock and Performance Restricted Stock Units will mirror the provisions concerning Performance Restricted Stock and Performance Restricted Stock Units in the 1995 Equity Plan. The provisions concerning the “Performance Period,” “Performance Formula,” “Performance Measurements” and “Performance Goals” will mirror the comparable provisions of the 1995 Equity Plan.

▪	Change in Control and Adjustments. The provisions concerning a change in control of Federated and adjustments in respect of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations or similar transactions will mirror the provisions concerning such a change in control and such adjustments, respectively, in the 1995 Equity Plan.
The proposed amendment would not, however, increase the number of shares available for grants under the 1994 Stock Incentive Plan.
     Taxation of Awards. See the discussion of taxation in “Item 4 – Amendment to the 1995 Executive Equity Incentive Plan.”
     Amendment or Termination. The 1994 Stock Incentive Plan will terminate on March 21, 2013. The Board may amend, extend or terminate the 1994 Stock Incentive Plan at any time prior to that date and make any changes in the 1994 Stock Incentive Plan it deems advisable, except that stockholder approval will be sought when necessary or required by tax, securities, or other laws.
     Miscellaneous.
     The foregoing discussion of the material provisions of the 1994 Stock Incentive Plan, as proposed to be amended, does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached as Appendix D to this proxy statement and incorporated herein by reference. As proposed to be amended, the 1994 Stock Incentive Plan would be subject to further amendment from time to time by the Board, except that the Board may not amend the 1994 Stock Incentive Plan without the approval of the stockholders to:
▪	increase the maximum numbers of shares of common stock or shares of Restricted Stock issuable pursuant to the 1994 Stock Incentive Plan;

▪	increase the maximum number of shares of common stock that may be subject to Options or SARs granted to any participant in any period of three fiscal years of Federated; or

▪	increase the maximum number of shares of common stock that may be granted as Performance Restricted Stock or with respect to Performance Restricted Stock Units to any participant in any period of three fiscal years of Federated.
     Awards under the 1994 Stock Incentive Plan are discretionary. Federated cannot currently determine the number or types of Awards that will be granted under the 1994 Stock Incentive Plan, as proposed to be amended, in the future.

     The Board recommends that stockholders vote FOR the amendment to the 1994 Stock Incentive Plan. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.
ITEM 6— STOCKHOLDER PROPOSAL SEEKING A LIMIT ON THE NUMBER
OF BOARDS ON WHICH FEDERATED’S DIRECTORS MAY CONCURRENTLY SERVE
     Communications Workers of America Members’ Relief Fund, 501 Third Street, N.W., Washington, DC, 20001, the beneficial owner of Federated common stock with a market value in excess of $2,000, has notified Federated that it intends to submit the following proposal at the annual meeting:
Resolved: Shareholders of Federated Department Stores (the “Company”) urge the Board of Directors to adopt a policy limiting the number of boards that a director of the Company may concurrently serve on. This policy shall provide that no director may serve on the boards of more than five for-profit corporations, and that no director employed full-time by any entity may serve on more than two other boards of for-profit corporations. Directors who are in violation of this policy shall not be re-nominated by the Board of Directors for election, and this policy shall not affect the unexpired terms of directors previously elected.
Supporting Statement
Shareholders have a right to expect directors to be able to devote sufficient time and attention to the complex business of our Company by not becoming overextended through excessive commitments to other companies. We believe a director’s ability to contribute fully to our Board of Directors can be jeopardized by serving on an excessive number of corporate boards.
The Council of Institutional Investors, for example, recommends that “directors with full-time jobs should not serve on more than two other boards,” and that “no person should serve on more than five for-profit company boards.” We believe that other commitments, such as service on key board committees of other companies, can also cause a director to become overextended.
Meyer Feldberg, one of our directors, serves on boards of directors of at least five corporate entities: Federated Department Stores, Primedia, Revlon, Sappi, and other various mutual fund companies associated with UBS Funds. Mr. Feldberg is also employed as a senior advisor to Morgan Stanley, as Sanford Bernstein professor of Leadership & Ethics at Columbia Business School, and as a member of the board of advisors and paid consultant to investment firm Welsh, Carson, Anderson & Stowe.
In addition, Feldberg serves in the following capacities on the boards of these companies:
Federated Department Stores – Nominating & Corporate Governance Committee (member); Compensation Committee (member)
Primedia – Corporate Governance Committee (chair); Audit Committee (member); Special Compensation Committee (member)
Revlon – Nominating Committee (chair); Audit Committee (member)
Sappi – Nomination Committee (member); Human Resources Committee (member)
Another director, Joseph Neubauer, serves as CEO of Aramark, and as a member of the boards of four other companies in addition to Federated (Aramark, CIGNA, Verizon, and Wachovia)

In our view, these directors’ obligations to so many other companies are incompatible with the commitment that shareholders should expect from our directors. We believe a reasonable policy restricting the number of boards on which a director may serve will help ensure that directors have the time necessary to devote to the critical functions served by the board of directors in our system of corporate governance.
We urge shareholders to vote FOR this resolution.
For the reasons discussed below, the Board recommends that stockholders vote AGAINST the foregoing proposal.
     Federated’s Corporate Governance Principles specifically require all of its directors to rigorously prepare for, attend and participate in all meetings of the Board and each Board committee on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Each director is expected to ensure that other commitments, including other directorships, do not materially interfere with his or her service as a director of Federated. Additionally, each director is required to advise the CEO and the chairman of the NCG Committee before accepting a membership on another board or on the audit committee of another board.
     When the NCG Committee evaluates a nominee for election or reelection to the Board, it weighs many criteria, including the nominee’s:
•	personal qualities and accomplishments;

•	business experience;

•	diversity;

•	specialized skills; and

•	ability and willingness to commit adequate time and attention to effectively serve as a Board member.
     Many factors, in addition to service on other corporate boards, affect a nominee’s ability and willingness to dedicate adequate time and attention to Board matters, including the nominee’s present employment and personal commitments and activities. The NCG Committee selects only those individuals who are willing and able to make the necessary commitment to serve Federated and its stockholders effectively.
     The NCG Committee believes that multiple directorships have not impaired the ability of Federated’s directors to effectively fulfill their duties and responsibilities to the Board and Federated. To the contrary, Federated and its stockholders have benefited from the diversity of experiences and knowledge gained by a director who holds multiple directorships.
     The NCG Committee needs the discretion to nominate individuals who are best qualified overall to serve on the Board and who meet the needs of the Board at that time. In light of the foregoing, the Board does not believe that it is appropriate to adopt a specific limitation on the number of directorships an individual may hold.
     The Board recommends that the stockholders vote AGAINST this proposal. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

EXECUTIVE COMPENSATION
Three-Year Compensation Summary
     The following table summarizes the compensation of the Chairman and the five other most highly compensated executive officers of Federated as of January 28, 2006 (the “Named Executives”) for Federated’s last three fiscal years for services rendered in all capacities to Federated and its subsidiaries.
SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
				Other		Restricted	Securities	LTIP
Name and				Annual		Stock	Underlying	Pay -	All Other
Principal				Compen-		Award(s)	Options/	outs	Compensa-
Position	Year	Salary($)	Bonus($)	sation($)		($)[1]	SARs(#)	($)	tion ($)[2]
T. Lundgren	2005	1,292,500	2,077,900	119,192	[3]	0	250,000	0	9,921
Chairman,	2004	1,252,917	3,309,400	92,710		0	137,500	0	1,979,049
President and	2003	1,195,606	2,493,800	93,791		1,241,000	250,000	0	5,059
Chief Executive Officer

T. Cody	2005	755,000	603,400	169,703	[4]	0	32,500	0	9,921
Vice Chair	2004	752,917	995,500	152,316		0	32,500	0	738,416
	2003	746,667	748,100	134,489		0	65,000	0	5,059

T. Cole	2005	781,250	639,400	84,028	[5]	0	32,500	0	9,921
Vice Chair	2004	752,917	995,500	79,016		0	32,500	0	738,416
	2003	745,000	1,506,600	74,115		0	65,000	0	5,059

J. Grove	2005	781,250	639,400	—		0	32,500	0	9,921
Vice Chair	2004	752,917	995,500	53,473		50,500	32,500	0	738,416
	2003	741,667	1,418,000	—		0	65,000	0	5,059

S. Kronick	2005	1,005,000	803,200	62,987	[6]	0	32,500	0	9,921
Vice Chair	2004	1,002,917	1,325,100	52,763		0	32,500	0	738,416
	2003	983,333	1,843,500	—		0	65,000	0	5,059

R. Tysoe	2005	830,000	663,300	171,426	[7]	0	32,500	0	9,921
Vice Chair	2004	827,917	1,094,400	159,332		0	32,500	0	738,416
	2003	825,000	822,900	130,617		0	65,000	0	5,059

(1)	At January 28, 2006, the aggregate number of shares of restricted stock held by each of the Named Executives and the aggregate value thereof (based on the closing market price of the common stock on January 27, 2006 of $67.75) were as follows: Mr. Lundgren: 50,000 shares, $3,387,500 and Ms. Grove: 750 shares, $50,813.

(2)	For fiscal 2005 and fiscal year 2003, consists of contributions under Federated’s Profit Sharing 401(k) Investment Plan. For fiscal year 2004, consists of:

(a) contributions under Federated’s Profit Sharing 401(k) Investment Plan in the amount of $5,307 for each of the Named Executives, and

(b) the value of time based stock credits awarded under the Stock Credit Plan in the amount of:

(i) $1,973,742 for Mr. Lundgren

(ii) $733,109 for each of the other Named Executives.

(3)	For fiscal 2005, the amount shown includes $50,201 for executive discount on merchandise purchases and the applicable tax gross up amount and $35,630 for use of Federated’s aircraft and the applicable tax gross up amount on a portion ($3,203) of this amount.

(4)	For fiscal 2005, the amount shown includes $94,383 for executive discount on merchandise purchases and the applicable tax gross up amount.

(5)	For fiscal 2005, the amount shown includes $39,521 for executive discount on merchandise purchases and the applicable tax gross up amount.

(6)	For fiscal 2005, the amount shown includes $29,973 for executive discount on merchandise purchases and the applicable tax gross up amount.

(7)	For fiscal 2005, the amount shown includes $105,693 for executive discount on merchandise purchases and the applicable tax gross up amount.
Fiscal 2005 Stock Option Grants
     The following table sets forth certain information regarding grants of stock options made during fiscal 2005 to the Named Executives pursuant to the 1995 Equity Plan. No grants of stock appreciation rights were made during fiscal 2005 to any of the Named Executives.
OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
						Value at Assumed Annual
						Rates of Stock Price
	Individual Grants					Appreciation for Option Term
		% of Total
		Options		Market
	Securities	Granted to		Price on
	Underlying	Employees	Exercise	Grant
	Options	in Fiscal	Price ($) /	Date $ /	Expiration
Name	Granted (#)	Year (%)	Share	Share[1]	Date	0%($)	5%($)	10%($)
T. Lundgren	275,000[2]	12.85	61.07	61.07	3/25/15	0	10,561,814	26,765,709

T. Cody	32,500[2]	1.52	61.07	61.07	3/25/15	0	1,248,214	3,163,220

T. Cole	32,500[2]	1.52	61.07	61.07	3/25/15	0	1,248,214	3,163,220

J. Grove	32,500[2]	1.52	61.07	61.07	3/25/15	0	1,248,214	3,163,220

S. Kronick	32,500[2]	1.52	61.07	61.07	3/25/15	0	1,248,214	3,163,220

R. Tysoe	32,500[2]	1.52	61.07	61.07	3/25/15	0	1,248,214	3,163,220

(1)	The “market price” is the closing price for shares of common stock on the NYSE on the business day immediately preceding the grant date.

(2)	Twenty-five percent of the option award vested on March 25, 2006, referred to as the option vesting date, and twenty-five percent will vest on each of the first, second and third anniversaries of the option vesting date.
See “Compensation and Management Development Committee Report — Equity Compensation — Stock Options” for further information regarding grants of stock options made during fiscal 2005.
Fiscal Year-End Option Values
     The following table sets forth certain information regarding the total number and aggregate value of options exercised by each of the Named Executives during fiscal 2005 and the total number and aggregate value of options held by each of the Named Executives at January 28, 2006.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-
			Options at Fiscal Year-	Money Options at Fiscal
	Shares Acquired		End (#) Exercisable /	Year-End ($) Exercisable /
Name	on Exercise (#)	Value Realized ($)	Unexercisable	Unexercisable[1]
T. Lundgren	0	0	1,044,113 / 565,625	31,218,797 / 10,504,563
T. Cody	0	0	349,985 / 101,875	8,103,648 / 2,236,238
T. Cole	0	0	326,090 / 98,375	9,406,836 / 2,148,493
J. Grove	0	0	300,299 / 98,375	8,580,072 /2,148,493
S. Kronick	0	0	364,241 / 98,375	9,759,711 / 2,148,493
R. Tysoe	0	0	653,241 / 101,875	8,659,859 / 2,236,238

(1)	In-the-money options are options having a per share exercise price below $67.75, the closing price of shares of common stock on the NYSE on January 27, 2006 (the last trading day in fiscal 2005). The dollar amounts shown represent the amount by which the product of such closing price and the number of shares purchasable upon the exercise of such in-the-money options exceeds the aggregate exercise price payable upon such exercise.
Change-in-Control Agreements
     Federated has entered into a change-in-control agreement, referred to as the Change-in-Control Agreements with each of the Named Executives. Under the Change-in-Control Agreements, if, prior to November 1, 2006, a change in control (as defined in the Change-in-Control Agreements) occurs and within three years thereafter Federated or, in certain circumstances, the executive terminates the executive’s employment and, in the case of a termination by Federated, cause (as defined in the Change-in-Control Agreements) therefor does not exist, the executive would be entitled to a cash severance benefit equal to:
•	three times the sum of his or her current base salary (or, if higher, the executive’s highest salary received for any year in the three full calendar years preceding the Change in Control) and target annual bonus (or, if higher, the executive’s highest bonus received for any year in the three full calendar years preceding the Change in Control),

•	payment of any awards under Federated’s long-term incentive plan at target (if applicable, and prorated to the executive’s participation during each performance period),

•	the continuation of welfare benefits for three years (subject, but only as to welfare benefits, to a requirement in any applicable welfare benefits plan that the executive maintain “actively at work status” and to early termination on the date the executive secures other full-time employment), and

•	three years of retirement plan credits (but not pursuant to Federated’s qualified or non-qualified plans).
The cash severance benefit payable under the Change-in-Control Agreements would be reduced by all amounts actually paid to the executive pursuant to any other employment or severance agreement or plan to which the executive and Federated are parties or in which the executive is a participant. In addition, the severance benefits under the Change-in-Control Agreements are subject to reduction in certain circumstances if the excise tax imposed under 280G of the Internal Revenue Code would reduce the net after-tax amount received by the executive.
Retirement Program
     Federated’s retirement program, referred to as the Retirement Program, consists of defined benefit plans and a defined contribution plan. As of January 1, 2006, approximately 70,200 employees, including the executive officers of Federated, participated in the Retirement Program.
     To allow the Retirement Program to provide benefits based on a participant’s total compensation, Federated adopted a Supplementary Executive Retirement Plan (the “SERP”). The SERP, which is a nonqualified unfunded plan, provides to eligible executives retirement benefits based on compensation in excess of Internal Revenue Code maximums, as well as on amounts deferred under Federated’s Executive Deferred Compensation Plan (“EDCP”), in each case employing a formula that is based on the participant’s years of vesting service and final average compensation, taking into consideration the participant’s balance in the Cash Account Pension Plan and Retirement Profit Sharing Credits (as defined below). As of January 1, 2006, approximately 700 employees were eligible to receive benefits under the terms of the SERP. Federated has reserved the right to suspend or terminate supplemental payments as to any category of employee or former employee, or to modify or terminate any other element of the Retirement Program, in accordance with applicable law.
     Under the Retirement Program’s Cash Account Pension Plan, a participant retiring at normal retirement age is eligible to receive the amount credited to his or her pension account or the monthly benefit payments determined actuarially based on the amount credited to his or her pension account. Amounts credited to a participant’s account consist of an opening cash balance equal to the single sum present value, using stated actuarial assumptions, of the participant’s accrued normal retirement benefit earned at December 31, 1996, under the applicable predecessor pension plan, Pay Credits (generally, a percentage of eligible compensation credited annually based on length of service) and Interest Credits (credited quarterly, based on the 30 Year Treasury Bond rate for the November prior to each calendar year). In addition, if a participant retires at or after age 55 having, while employed, both reached age 55 and completed ten or more years of vesting service by December 31, 2001, the pension benefit payable in an annuity form, other than a single life annuity, will not be less than that which would have been payable from the predecessor pension plan under which such participant was covered on December 31, 1996.
     Prior to the adoption of the Retirement Program, Federated’s primary means of providing retirement benefits to employees was through defined contribution profit sharing plans. An employee’s accumulated retirement profit sharing interests in the profit sharing plans (the “Retirement Profit Sharing Credits”) which accrued prior to the adoption of the pension plans, continue to be maintained and invested until retirement, at which time they are distributed.
     With defined benefit plans in place, Federated continued, and presently expects to continue, to make contributions to the Profit Sharing 401(k) Investment Plan. It is impractical to estimate the accrued benefits upon retirement under Federated’s Profit Sharing 401(k) Investment Plan because the amount, if any, that will be contributed by Federated and credited to a participant in any year is determined by such variable factors, among others, as the amount of net income of Federated, participants’ annual contributions to the plan, the amount of matching contributions of Federated, and the earnings on participants’ accounts.
     The following table shows the estimated hypothetical total annual benefits payable under the SERP benefit formula pursuant to the Cash Account Pension Plan, Retirement Profit Sharing Credits and the SERP to persons retiring at their normal retirement age in 2006 in specified eligible compensation and years of service classifications, assuming that a retiring participant under the Retirement Program elects a single life annuity distribution of his or her balance in the Cash Account Pension Plan and Retirement Profit Sharing Credits. Such

benefits are not subject to any deduction for Social Security or other offset amounts; however, if the total annual benefits payable to a person pursuant to the Cash Account Pension Plan and the Retirement Profit Sharing Credits under the foregoing assumptions would exceed the amount set forth below, no benefit would be payable to such person under the SERP. Eligible compensation for this purpose includes amounts reflected in the Annual Compensation portion of the Summary Compensation Table under the headings “Salary” and “Bonus,” but excludes amounts reflected in such portion of such table under the heading “Other Annual Compensation.” With respect to the Annual Compensation portion of the Summary Compensation Table, the eligible compensation of each of the Named Executives did not vary by more than 10% from the total amount of such executive’s annual compensation.
PENSION PLAN TABLE

	Years of Service
Final Average
Compensation	15	20	25	30	35
$ 250,000	$47,426	$63,234	$79,043	$94,851	$94,851
$ 300,000	$58,676	$78,234	$97,793	$117,351	$117,351
$ 350,000	$69,926	$93,234	$116,543	$139,851	$139,851
$ 400,000	$81,176	$108,234	$135,293	$162,351	$162,351
$ 450,000	$92,426	$123,234	$154,043	$184,851	$184,851
$ 500,000	$103,676	$138,234	$172,793	$207,351	$207,351
$ 750,000	$159,926	$213,234	$266,543	$319,851	$319,851
$1,000,000	$216,176	$288,234	$360,293	$432,351	$432,351
$1,250,000	$272,426	$363,234	$454,043	$544,851	$544,851
$1,500,000	$328,676	$438,234	$547,793	$657,351	$657,351

     Mr. Lundgren, Mr. Cody, Mr. Cole, Ms. Grove, Ms. Kronick and Mr. Tysoe have completed 24, 23, 33, 32, 32 and 18 years of vesting service, respectively. Pursuant to the terms of Mr. Tysoe’s employment with Federated, Mr. Tysoe, whose actual employment commenced on March 1, 1987, is deemed to have commenced employment on February 19, 1981 for the purpose of calculating years of vesting service for benefit accrual. All benefits under the SERP, including the additional benefits payable to Mr. Tysoe, are payable out of the general corporate assets of Federated. The present value of the total amount of additional benefits due to Mr. Tysoe, assuming that he satisfies certain eligibility requirements, is estimated to be approximately $386,649, as of January 28, 2006.
     In connection with Federated’s acquisition of May, Federated assumed responsibility for May’s retirement programs. Under May’s noncontributory retirement plan, associates at least age 21 who are paid for 1,000 or more hours per year accrue benefits. A participant may select from several payment options at retirement, including a single life annuity and various joint and survivor annuities. May’s supplementary retirement plan covers associates who, at one time, had compensation in a calendar year equal to twice the amount of “wages” then subject to the payment of old age, survivor, and disability insurance Social Security taxes. Participants become entitled to a single life annuity retirement benefit equal to (a) 2% of the average of the participant’s highest three out of five fiscal years of final annual salary and bonus multiplied by their years of service, up to a maximum or 25 years, reduced by (b) primary Social Security benefits, company-provided benefits under May’s retirement and profit sharing plans, and if appropriate, amounts to reflect early retirement. The minimum benefit under May’s supplementary retirement plan is the amount of company-provided benefits that would be payable under May’s retirement and profit sharing plans determined without regard to any statutory limits, less the amount of these benefits actually payable under those plans. Associates who are at least age 21 who are paid for 1,000 or more hours per year are eligible to participate in May’s profit sharing plan. The plan links its benefits to company performance and to the value of Federated common stock. The company matches employee contributions up to the first 5% of pay for each pay period that an associate invests in the plan.

Stock Ownership Guidelines For Executives
     The Board currently intends to adopt stock ownership guidelines for certain executives of Federated, including the Named Executives.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
Role of the Compensation and Management Development Committee
The Compensation and Management Development Committee (the “Committee”) establishes and administers the compensation practices related to the senior executive officers of Federated and also ensures appropriate succession plans for the CEO and key executive positions. When establishing and reviewing the compensation practices, the Committee makes use of Federated resources and, when it deems appropriate, retains the services of independent compensation consultants. All members of the Committee qualify:
•	as “independent” under the applicable listing standards of the New York Stock Exchange;

•	as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934; and

•	as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.
Compensation Philosophy
Federated’s compensation program is performance-driven and designed to support the needs of the business by:
•	Providing Competitive and Reasonable Compensation Opportunities.

Federated’s compensation levels and compensation programs are evaluated on an annual basis by the Committee, with input from independent outside compensation consultants as needed. Pay data is validated against several benchmarks, including specific pay levels of other large retail and vendor organizations and information from published survey data.

•	Focusing on Results and Strategic Initiatives.

Federated’s compensation programs are based on a combination of specific internal measurements of success (such as EBIT, sales and cash flow) and external measurements of success (such as customer satisfaction and stock price performance). A portion of the compensation program focuses on the strategic initiatives that will help continue to differentiate Federated from other retailers and that are important in making Macy’s and Bloomingdale’s stores the customer’s first choice in shopping.

•	Fostering a Pay for Performance Culture.

A significant portion of an executive’s compensation program is linked to variable compensation components, such as cash bonuses, stock options, stock credits and limited amounts of restricted stock. As a result, an individual’s compensation level is dependent on individual and company performance, including stock price appreciation. The mix of components and the proportion of each as a percentage of total compensation may vary from year to year, but the total mix is designed to maximize performance.

•	Attracting and Retaining Key Executives.

Federated’s executives are recognized as some of the most talented people in the retail industry, and Federated’s training and development programs have achieved national recognition. The compensation programs are designed to attract and retain high caliber executives who are key to the continued success of the business, who can provide consistent leadership and whose talents support strong succession planning.

•	Providing a Strong Link to our Stockholders’ Interests.

The combination of the core principles above appropriately ties Federated’s performance with compensation and thereby aligns the interests of key executives with the interests of the stockholders.

Deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code is also considered in the design of compensation programs. The Committee has taken what it believes to be appropriate steps to maximize the future deductibility of payments under Federated’s 1992 Incentive Bonus Plan and of stock options awarded under the 1995 Equity Plan. However, the Committee realizes that in order to retain the flexibility to provide compensation that furthers business goals, there may be portions of the total compensation program that may not be deductible under Section 162(m).
The current compensation program, which is a mix of short-term and long-term incentives, includes base salary, an annual cash incentive plan, and equity-based compensation in the form of stock options, restricted stock and/or stock credits.
Base Pay
Base pay is a significant retention tool when managed appropriately. Base pay decisions for an individual take into account many factors including:
•	the individual’s current and historical performance and contribution to Federated;

•	the individual’s future potential with Federated;

•	the individual’s role and unique skills; and

•	consideration of external market data for similar positions, adjusted for Federated’s size, the scope of responsibilities and the uniqueness of the role.
Annual Cash Incentive
The annual cash incentive plan is designed to align the pay of the senior executives with Federated’s annual performance. The actual amount of annual cash incentive earned each year is based on Federated’s performance results against performance measures set at the beginning of the fiscal year. In fiscal 2005, the performance components were EBIT, sales, and cash flow dollars.
In 2005, the components of the annual incentive plan for the named executive officers were structured and paid out as shown below.

Bonus Component	% of Bonus	How Bonus is Earned		Bonus Payout for 2005
EBIT $	60%	•	Bonus begins to be earned when the pre-determined threshold result is achieved.	Earned payout for performance above target.
		•	This component has no maximum; bonus continues to be earned as the EBIT result increases.
Sales $	20%	•	Bonus begins to be earned when the pre-determined target result is achieved.	No payout (performance below target).
		•	No bonus is earned for performance below target and there is a maximum result above which no additional bonus is earned for this component.
Cash Flow $	20%	•	Bonus is earned when the pre-determined threshold result is achieved.	Earned payout for performance between target and maximum.
		•	There is a maximum result above which no additional bonus is earned for this component.
The fiscal 2005 EBIT objective originally took into account expenses related to stock option expensing that ultimately were not incurred, and the cash flow objective originally took into account certain pension plan funding that ultimately did not occur. The Committee exercised its discretion in adjusting downward the actual payout related to the EBIT and cash flow components so that the bonuses for the named executive officers would appropriately reflect Federated’s performance.
The maximum payment that can be received by any participant in the 1992 Incentive Bonus Plan is $7.0 million. For fiscal 2005, the bonus to the Chief Executive Officer was 29.7% of this maximum bonus opportunity.
Equity Compensation — 1995 Equity Plan
Each year the Committee reviews the use of long-term incentives under Federated’s 1995 Equity Plan. Grant types and levels are determined based on market data, emerging trends and other financial considerations, including the impact on stockholder dilution. Efforts to stem dilution over the last several years have led to a reduced reliance solely on stock option grants for long-term incentives. Federated’s equity compensation programs in 2005 consisted of stock options under the 1995 Equity Plan and a stock credit plan outside the 1995 Equity Plan. The Committee does provide, from time-to-time, restricted stock grants on a limited basis for retention or performance reasons. No restricted stock was granted in 2005.
Stock Options
All stock options granted to Federated executives in 2005 were granted from the stockholder-approved 1995 Equity Plan. This option plan reflects Federated’s commitment to effective management of equity-based compensation and incorporates the following:
•	the term of the grants does not exceed 10 years;

•	the grant price is not less than the market price;

•	grants do not include “reload” provisions; and

•	repricing of options is prohibited, unless approved by the stockholders.
Options granted in 2005 vest 25% per year over four years beginning with the first anniversary of the date of grant. Therefore, in order to exercise all options in a grant, the recipient must remain with Federated for four years after the grant. In 2005, approximately 1,140 Federated employees were issued options under the 1995 Equity Plan.
Federated has continued to use stock options as a long-term incentive vehicle because:
•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	Stock options are performance based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option price.

•	Stock options offer a balance to the overall compensation program – the annual incentive plan focuses on financial objectives; the performance period of the stock credit plan focuses on longer-term financial and operational performance, while the holding period focuses on increases in stockholder value; and the stock options focus on increases in stockholder value.

•	Stock options have retentive value and provide a long-term focus.
Stock Credit Plan
In March 2004, Federated implemented the Stock Credit Plan to further align the interests of senior executives with those of the stockholders and to increase the focus on the achievement of Federated’s Four Priorities for 2004 and 2005 — Merchandise Assortments, Price Simplification, The Shopping Experience and Marketing. The Stock Credit Plan replaced 50% of the option grants to these executives and, as a result, the number of options that normally would have been granted to participants in fiscal years 2004 and 2005 were reduced by 50%. The number of stock credits was determined by converting the replaced options with stock credits at a ratio of three stock options to one stock credit. 33% of the stock credits were subject to performance criteria based on Federated’s Four Priorities.

At the end of fiscal 2005, the Committee evaluated the performance results for the 33% of the stock credits granted in 2004 that were subject to performance criteria. Based on that evaluation, the Committee concluded that 95% of those stock credits were earned. The remaining 5% of those stock credits were forfeited. The stock credits are subject to a two-year and three-year holding period and their ultimate value to the participants will be based on Federated’s stock price performance. The value of one-half of the stock credit balance will be paid in cash in Spring 2008 and the value of the other half will be paid in Spring 2009. In each case, the value will be determined on the basis of the average closing price of Federated common stock as reported on the New York Stock Exchange for the 20 business days preceding the payment date. The performance period of the current plan concluded at the end of 2005.
During 2005, the Committee reviewed the elements of the total compensation program for senior management and determined that stock credits continue to provide the link it seeks to align management’s compensation to Federated’s performance and stockholder interests. Consequently, the Committee authorized a new stock credit plan for the 2006-2007 performance period for senior management, including the named executive officers, consisting of both core stock credits and merger stock credits, with the following features:

		Performance	Payout of Earned Benefit
Stock Credit	Basis of Payment	Period	2010	2011
Core	50% based on performance against the Four Priorities	2006-2007	50%	50%
	50% time based	2006-2007	50%	50%
Merger	100% based on performance against financial measurements of merger synergies	2006-2007	50%	50%
The performance portion of the stock credits for Mr. Tysoe, who has previously announced his intended retirement, will be based on goals specific to his responsibilities for merger-related asset and real estate transactions. His stock credits are 75% performance based and 25% time based. Mr. Tysoe’s performance period will be 2006-2007, with payout of his time based and any earned performance based stock credits in 2008.
Compensation of Chairman, President and CEO
With the assistance of independent outside compensation consultants, the Committee reviews Mr. Lundgren’s total compensation annually, or more frequently if appropriate. The Committee reviews Mr. Lundgren’s goals and objectives, evaluates his performance and establishes his compensation based on that evaluation. Mr. Lundgren’s performance is evaluated based on many factors, including the following:
•	The performance of Federated versus the established annual objectives and the significant role Mr. Lundgren plays in the achievement of the overall objectives.

•	Mr. Lundgren’s ability to develop long-term strategic initiatives that will provide competitive advantages.

•	Mr. Lundgren’s ability to provide exceptional leadership that results in a focus on essential business elements including integrity within the organization, succession planning to ensure a strong talent base, and an organization that understands the importance of delivering results and exceeding expectations.
After an evaluation of Mr. Lundgren’s performance, the Committee determines his total compensation. The components of Mr. Lundgren’s compensation for fiscal 2005 are identified in the “Summary Compensation Table.”
Employment Agreements
Mr. Terry Lundgren. Upon his appointment as President, Chief Merchandising Officer and CEO in March 2003, Federated entered into an employment agreement with Mr. Lundgren with an expiration date of February 2007. Pursuant to that agreement, Mr. Lundgren’s base salary was $1,100,000. He was granted 250,000 stock options at an exercise price of $25.58 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of February 24, 2003. The grant has a 10-year term and twenty-five percent of the option award vested or is scheduled to vest on each of the first four anniversaries of the grant beginning on February 24, 2004. He was granted 50,000 shares of restricted stock, with the restrictions on 100% of the award scheduled to lapse on February 28, 2007. He was specifically designated as a participant in the annual incentive plan.
Mr. Lundgren’s agreement has been amended four times:
•	in January 2004, when he was promoted to Chairman and CEO, to increase his base salary to $1,250,000 and grant options to purchase 137,500 shares of common stock at an exercise price of $50.01 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of March 26, 2004;

•	in July 2004, to increase his base salary to $1,255,000, reflecting a compensatory payment made following the elimination by Federated of a supplemental medical plan;

•	in April 2005, to increase his base salary to $1,300,000; and

•	in March 2006, to increase his base salary to $1,400,000, effective April 1, 2006.
Mr. Lundgren’s employment agreement provides that if he is terminated by Federated for other than “cause” or by Mr. Lundgren for “good reason” he would be entitled to receive all salary and target annual bonuses until the expiration of the employment agreement. Under the terms of his agreement, “cause” is defined generally to include:
•	willful and material breaches of duties;

•	habitual neglect of duties; or

•	the final conviction of a felony.
Generally “cause” is not defined to include bad judgment or negligence, any act or omission believed by Mr. Lundgren in good faith to have been in or not opposed to the interests of Federated or any act or omission in respect of which a determination could properly have been made by the Board that Mr. Lundgren met the applicable standard of conduct prescribed for indemnification or reimbursement under the By-Laws or the laws of the State of Delaware.
Under the terms of his agreement, “good reason” is defined generally to include:
•	assignment to Mr. Lundgren of any duties materially inconsistent with his position, authority, duties or responsibilities as contemplated in the agreement, or any other action by Federated which results in a material diminution in such position, authority, duties or responsibilities;

•	any material failure by Federated to comply with any of the provisions of the agreement;

•	failure of Mr. Lundgren to be reelected Chairman of the Board of Federated or to be reelected to membership on the Board; or

•	any purported termination by Federated of Mr. Lundgren’s employment otherwise than as expressly permitted by the agreement.
In addition, Mr. Lundgren’s agreement contains non-compete, non-solicitation and mitigation clauses.
Other Senior Executive Officers. Federated has entered into employment agreements with the following named executive officers. The agreements presently specify the following annual base salaries effective as of April 1, 2006 and contract term:

Executive	Annual Base Salary	Term
Mr. Cody	$800,000	June 30, 2008
Mr. Cole	$900,000	June 30, 2008
Ms. Grove	$900,000	June 30, 2008
Ms. Kronick	$1,050,000	June 30, 2008
The agreements with these executives contain provisions that in the event of termination of the executive by Federated other than for “cause” the executive would be entitled to receive base salary until the end of the term of the agreement. The term “cause” has the same definition as previously described above in the discussion of Mr. Lundgren’s agreement. In addition, the agreements contain similar non-compete, non-solicitation and mitigation clauses.
Conclusion
The Committee will continue to review existing compensation programs and implement new compensation programs as appropriate to ensure the compensation policies and practices of Federated are consistent with its goals and objectives, including increasing long- term stockholder value and providing valuable compensation to attract and retain key executives who are vital to the continued success of the business.

Respectfully submitted,

Craig Weatherup, Chairperson
Meyer Feldberg
Sara Levinson
Joseph Neubauer
Joseph A. Pichler
REPORT OF THE AUDIT COMMITTEE
     The Board has adopted a written Audit Committee Charter. All members of the Audit Committee are independent, as defined in Sections 303A.06 and 303A.07 of the NYSE’s listing standards.
     The Audit Committee has reviewed and discussed with Federated’s management and KPMG LLP, the audited financial statements of Federated contained in Federated’s Annual Report to stockholders for fiscal 2005. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communications with Audit Committees).
     The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committee’s”), and has discussed with KPMG LLP their independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Federated’s Annual Report on Form 10-K for fiscal 2005, filed with the United States Securities and Exchange Commission.

Respectfully submitted,

Marna C. Whittington, Chairperson
Joyce M. Roché
Joseph Neubauer
William P. Stiritz
Karl M. von der Heyden

COMPARISON OF TOTAL STOCKHOLDER RETURN
     The following graph compares the cumulative total stockholder return on the common stock with the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Retail Department Store Index for the period from February 2, 2001 through January 27, 2006, assuming an initial investment of $100 and the reinvestment of all dividends, if any.

	2001	2002	2003	2004	2005	2005
FD	$100	$93	$58	$106	$127	$151
S&P 500	$100	$84	$63	$84	$88	$95
S&P Retail Department Stores	$100	$111	$73	$99	$117	$133
The companies included in the S&P Retail Department Store Index are Dillard’s, Federated, J.C. Penney, Kohl’s, Nordstrom and Sears, as well as May for the periods of 2001 to 2005.
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
     Proposals for 2007 Annual Meeting. Stockholders of Federated may submit proposals on matters appropriate for stockholder action at meetings of Federated’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in Federated’s proxy materials relating to its 2007 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Federated no later than December 14, 2006.
     Except in the case of proposals made in accordance with Rule 14a-8, the By-Laws require that stockholders intending to bring any business before an annual meeting of stockholders deliver written notice thereof to the Secretary of Federated not less than 60 days prior to the meeting. However, in the event that the date of the meeting is not publicly announced by Federated by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise at least 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Federated not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things, that the notice by the stockholder set forth a description of the business to be brought before the meeting and certain information concerning the stockholder proposing such business, including such stockholder’s name and address, the class and number of shares of Federated’s capital stock that are owned beneficially by such stockholder and any material interest of such stockholder in the business proposed to be brought before the meeting. The chairman of the meeting may refuse to permit to be brought before the meeting any stockholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to nominate candidates for election as directors. See “Further Information Concerning the Board of Directors – Director Nomination Procedures.”
OTHER MATTERS
     The Board knows of no business which will be presented for consideration at the annual meeting other than that described in this proxy statement. However, if any business shall properly come before the annual meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.
     The cost of preparing, assembling and mailing the proxy material will be borne by Federated. The Annual Report of Federated for fiscal 2005, which is being mailed to the stockholders with this proxy statement, is not to be regarded as proxy soliciting material. Federated may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Federated, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Federated will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. In addition, Federated has engaged the firm of Georgeson Shareholder Communications, Inc. (“Georgeson”), of New York City, to assist in the solicitation of proxies on behalf of the Board. Georgeson will solicit proxies with respect to common stock held by brokers, bank nominees, other institutional holders and certain individuals, and will perform related services. It is anticipated that the cost of the solicitation service to Federated will not substantially exceed $12,000.

By:	/s/ Dennis J. Broderick

Dennis J. Broderick
Secretary
April 13, 2006
Please cast your vote by following the instructions on the enclosed proxy card. If you choose to cast your vote by completing the enclosed proxy card, please return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

Appendix A
FEDERATED DEPARTMENT STORES, INC.
STANDARDS FOR DIRECTOR INDEPENDENCE
     As set forth in Federated’s Corporate Governance Principles, a majority of the Board shall consist of directors who the Board has determined do not have any material relationship with the Company and who are otherwise independent. A director shall be presumed independent by the Board if all of the standards set forth below are met.
     A. Independence Standards
          1. The director may not be (and may not have been within the preceding 60 months) an employee and no member of the director’s immediate family may be (and may not have been within the preceding 36 months) an executive officer of Federated or any of its subsidiaries. For purposes of these Standards for Director Independence, “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
          2. The director is not a party to any contract pursuant to which such director provides personal services (other than as a director) to Federated or any of its subsidiaries.
          3. Neither the director nor any member of his or her immediate family receives, or has received within the preceding 36 months, direct compensation of more than $100,000 per year from Federated or any of its subsidiaries (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service or, in the case of an immediate family member, compensation for service as a non-executive employee).
          4. Neither the director nor any member of his or her immediate family is (and has not been within the preceding 60 months) affiliated with or employed in a professional capacity, including as an executive officer, partner or principal, by any corporation or other entity that is or was a paid adviser, consultant or provider of professional services to, or a substantial supplier of, Federated or any of its subsidiaries.
          5. The director is not an employee or executive officer and no member of his or her immediate family is an executive officer of (and have not been within the preceding 36 months) a company that makes payments to, or receives payments from, Federated for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
          6. The director is not employed by an organization that received, within the preceding 60 months, eleemosynary grants or endowments from Federated or any of its subsidiaries in excess of $250,000 in any fiscal year of Federated.
          7. The director is not a parent, child, sibling, aunt, uncle, niece, nephew or first cousin of any other director of Federated.
          8. The director is not a party to any agreement binding him or her to vote, as a stockholder of Federated, in accordance with the recommendations of the Board.
          9. The director is not a director of any corporation or other entity (other than Federated) of which Federated’s Chairman or Chief Executive Officer is also a director.
          10. Neither the director nor a member of the director’s immediate family is employed (and has not been employed for the preceding 12 months) by another company whose compensation committee includes as a member any of Federated’s present executive officers.
     B. Rules of Application

A-1

     In determining whether any of the foregoing criteria are satisfied, reference may be made to the commentary accompanying any related NYSE listing standard and any other interpretation or guidance of the NYSE relating to such listing standard.
     In making a determination regarding a proposed directors independence, the Board shall consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.
     Any interest or relationship of a director of a type described in Item 404 of Regulation S-K that is outside of the scope of the foregoing criteria and that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director.
     Except to the extent otherwise provided in the applicable NYSE listing standards, neither the failure of a director to satisfy one or more of the foregoing criteria, nor the existence of any obligation to disclose an interest or relationship of a director pursuant to Item 404, will preclude the Board from determining that such director is independent.

A-2

Appendix B
POLICY AND PROCEDURES FOR PRE-APPROVAL OF NON-AUDIT SERVICES BY OUTSIDE AUDITORS
I. Authority to Approve Non-Audit Services
     Except as noted below, the Audit Committee (the “Committee”) will approve in advance all permitted non-audit services1 (the “Permitted NAS”).
     A. The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.
     B. Pre-approval is not required for any Permitted NAS if:
          1. the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Federated to its auditors during the fiscal year in which the Permitted NAS are provided;
          2. the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is preformed by the outside auditor after the engagement is approved); and
          3. the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.
II. Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter
     A. The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Federated during the course of the year covered by the engagement and contemplated at the time of the engagement.
          1. In its submissions to management covering its proposed engagement the outside auditors are to include a statement that the delivery of Permitted NAS during the preceding fiscal year did not impair the independence of the outside auditors.
     B. Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.
          1. The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.
•	Whether the service is being performed principally for the Audit Committee;

[1]	The nine categories of prohibited non-audit services are: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

B-1

•	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Federated’s financial reporting process;

•	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

•	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Federated’s business and operations;

•	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;

•	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Federated’s management;

•	Whether the outside auditors, in effect, would be auditing their own numbers;

•	Whether the project must be started and completed very quickly;

•	Whether the outside audit firm has unique expertise in the service;

•	Whether the service entails the outside auditor serving in an advocacy role for Federated; and

•	The size of the fee(s) for the non-audit service(s).
III.	Annual Assessment of Policy
The Committee will determine on an annual basis whether to amend this policy.

B-2

Appendix C
FEDERATED DEPARTMENT STORES, INC.
1995 Executive Equity Incentive Plan
(As Amended and Restated as of May 19, 2006)
     Federated Department Stores, Inc., a Delaware corporation (the “Company”), hereby amends and restates this 1995 Executive Equity Incentive Plan (this “Plan”) effective, subject to the provisions of Section 15, as of May 19, 2006 (the “Effective Date”).
     1. Purpose. The purpose of this Plan is to attract and retain directors, officers, and other key executives and employees of the Company and its subsidiaries and to provide to such persons incentives and rewards relating to the Company’s business plans.
     2. Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:
(a)	“Appreciation Right” means a right granted pursuant to Section 5.

(b)	“Award” means a grant of an Option Right, an Appreciation Right, Restricted Stock or Restricted Stock Unit.

(c)	“Board” means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Compensation Committee pursuant to Section 12, the Compensation Committee.

(d)	“Change in Control” means the occurrence of any of the following events:
(i)	The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;

(ii)	The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(iii)	There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

(iv)	The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(v)	If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.
Notwithstanding the foregoing provisions of Section 2(d)(iii) or 2(d)(iv), unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of Section 2(d)(iii) or 2(d)(iv) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Common Shares” means shares of Common Stock of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9.

(g)	“Compensation Committee” means a committee appointed by the Board in accordance with the By-Laws of the Company consisting of at least three Non-Employee Directors.

(h)	“Date of Grant” means the date determined in accordance with the Board’s authorization on which a grant of Option Rights or Appreciation Rights, or a grant of Restricted Stock or Restricted Stock Units, becomes effective.

(i)	“Immediate Family” has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act.

(j)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(k)	“Market Value per Share” means any of the following, as determined in accordance with the Board’s authorization:
(i)	the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange (the “NYSE”) trading day immediately preceding the date determined in accordance with the Board’s authorization, or if there are no sales on such date, on the next preceding day on which there were sales,

(ii)	the average (whether weighted or not) or mean price, determined by reference to the closing sales prices, average between the high and low sales prices, or any other standard for determining price adopted by the Board, per share of the Common Shares as reported in the NYSE Composite Transactions Report as of the date or for the period determined in accordance with the Board’s authorization, or

(iii)	in the event that the Common Shares are not listed for trading on the NYSE as of a relevant Date of Grant, an amount determined in accordance with standards adopted by the Board.

(l)	“Non-Employee Director” means a Director of the Company who is not a full-time employee of the Company or any Subsidiary.

(m)	“Nonqualified Stock Option” means Option Rights other than Incentive Stock Options.

(n)	“Optionee” means the optionee named in an agreement with the Company evidencing an outstanding Option Right.

(o)	“Option Price” means the purchase price payable on exercise of an Option Right.

(p)	“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

(q)	“Participant” means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities, and also includes each Non-Employee Director.

(r)	“Performance Formula” means, for a Performance Period, one or more objective formulas established by the Board for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Measures. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(s)	“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Board as the performance standard for a Performance Measure. Performance Goals may vary from Performance Period to Performance Period, and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(t)	“Performance Measure” means one or more of the following measures selected by the Board to measure Company, Subsidiary or division performance for a Performance Period:
(i)	total sales;

(ii)	comparable store sales;

(iii)	gross margin; (iv) operating or other expenses;

(v)	earnings before interest and taxes;

(vi)	earnings before interest, taxes, depreciation and amortization;

(vii)	net income;

(viii)	earnings per share (either basic or diluted);

(ix)	cash flow;

(x)	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

(xi)	stock price appreciation;

(xii)	operating income;

(xiii)	net cash provided by operations;

(xiv)	total shareowner return; and

(xv)	customer satisfaction.
Each measure which is a financial measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company, and, if so determined by the Board, adjusted to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges, provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(u)	“Performance Period” means one or more periods of time (of not less than one fiscal year of the Company and not more than five fiscal years) as the Board may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award with respect thereto. A Performance Period may overlap with prior and subsequent Performance Periods, and the commencement or conclusion of a Performance Period may coincide with the commencement or conclusion of another Performance Period.

(v)	“Restricted Stock” means Common Shares issued pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 6 has expired.

(w)	“Restricted Stock Unit” means Units issued pursuant to Section 7.

(x)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act (or any successor rule substantially to the same effect), as in effect from time to time.

(y)	“Spread” means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

(z)	“Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).
     3. Shares Available Under the Plan.
(a)	Plan Maximum. Subject to adjustment as provided in Section 9, the maximum number of Common Shares that may be issued is the sum of (i) 6 million and (ii) the number of Common Shares which remain available for issuance under this Plan immediately prior to the Effective Date, of which no more than 916,716, plus the number of Common Shares which remain available for issuance under this Plan upon the grant of Restricted Stock immediately prior to the Effective Date, may be issued pursuant to grants of Restricted Stock or Restricted Stock Units. Shares issued under this Plan may be shares of original issuance or treasury shares or a combination of the foregoing.
(i)	Participant Maximum. No Participant will be granted Option Rights or Appreciation Rights from this Plan or from the Company’s 1994 Stock Incentive Plan, in the aggregate, for more than 1.0 million Common Shares in any period of three fiscal years of the Company. No Participant will be granted Performance Restricted Stock or Performance Restricted Stock Units from this Plan or from the Company’s 1994 Stock Incentive Plan, in the aggregate, for more than 333,333 Common Shares in any period of three fiscal years of the Company. Each limitation is subject to adjustment as provided in Section 9.
(b)	Expired Options. If an Option Right expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, then the shares relating to the Option Right shall, unless the Plan has been terminated, again become available under the Plan.

(c)	Appreciation Rights. The full number of Appreciation Rights granted that are to be settled by the issuance of Common Shares shall be counted against the number of Common Shares available for award under the Plan, regardless of the number of Common Shares actually issued upon settlement of such Appreciation Rights.

(d)	Forfeitures or Cancellations of Restricted Stock. If any Common Shares shall be returned to the Company pursuant to the provisions of Section 6 or in the instruments evidencing the making of grants of Restricted Stock, then such Common Shares shall, unless the Plan has been terminated, again become available under the Plan.

(e)	Limitations on Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan, Non-Employee Directors may only be granted Awards under the Plan in accordance with this Section 3(e) and shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of Awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on any of the following:
(i)	the number of committees of the Board on which a Non-Employee Director serves;

(ii)	service of a Non-Employee Director as the chair of a committee of the Board;

(iii)	service of a Non-Employee Director as Chairman of the Board; or

(iv)	the first selection or appointment of an individual to the Board as a Non-Employee Director.
Subject to the limits set forth in this Section 3, the Board shall grant such Awards to Non-Employee Directors as it shall from time to time determine. The terms and conditions of any grant to any such Non-Employee Director shall be set forth in an Award agreement.
     4. Option Rights. The Board may from time to time authorize the grant to Participants of options to purchase Common Shares upon such terms and conditions as it may determine in accordance with the following provisions:
(a)	Each grant will specify the number of Common Shares to which it pertains and the term during which the rights granted thereunder will exist, which shall not exceed ten (10) years from the date of grant. The aggregate number of Common Shares to which the grants to any Non-Employee Director pertain from this Plan and from the Company’s 1994 Stock Incentive Plan, in the aggregate, shall not exceed 5,000 in any fiscal year (subject to adjustment as provided in Section 9).

(b)	Each grant will specify an Option Price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)	Each grant will specify whether the Option Price is payable (i) in cash, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable agreement referred to in Section 4(i), equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d)	The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of Common Shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

(e)	Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the Common Shares to which such exercise relates.

(f)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(g)	Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other event.

(h)	Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing.

(i)	Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to the Optionee and containing such terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan.
     5. Appreciation Rights. The Board may also authorize the grant to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right or in accordance with the applicable agreement referred to in Section 5(f), to receive from the Company an amount, as determined by the Board, which will be expressed as a percentage of the Spread at the time of exercise. Each such grant will be in accordance with the following provisions:
(a)	Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof and may either grant to the Optionee or retain in the Board the right to elect among those alternatives. Any grant will specify the term during which the rights granted thereunder will exist, which shall not exceed ten (10) years from the Date of Grant.

(b)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board as of the Date of Grant. Any grant will specify an Appreciation Right price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods and will provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

(d)	Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other event.

(e)	Any grant may provide that, in the event of a Change in Control, then any such Appreciation Right will automatically be deemed to have been exercised by the Optionee, the related Option Right will be deemed to have been surrendered by the Optionee and will be canceled, and the Company forthwith upon the consummation thereof will pay to the Optionee in cash an amount equal to the Spread at the time of such consummation.

(f)	Each grant of Appreciation Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Optionee, which agreement will describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan.
     6. Restricted Stock. The Board may also authorize the issuance or transfer of Restricted Stock to Participants in accordance with the following provisions:

(a)	Each such issuance or transfer will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend, and other ownership rights, but subject to the substantial risk of forfeiture provided below.

(b)	Each such issuance or transfer may be made without additional consideration.

(c)	If the Board has designated the Common Shares covered by a grant of Restricted Stock as “Performance Restricted Stock”, then the Board shall establish, at the time of the grant, the Performance Period, Performance Formula, Performance Measures and Performance Goals that would determine the extent to which restrictions set forth in Section 6(a) shall lapse on any specified date. No restrictions shall lapse on any Performance Restricted Stock until the Board certifies, in writing, that the requirements set forth in this Section 6(c) have been satisfied. The Board may adjust an Award of Performance Restricted Stock, in its discretion, to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Board; provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

Each such issuance or transfer will provide that the Restricted Stock covered thereby will be subject, except (if the Board so determines) in the event of a Change in Control, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, for a period to be determined by the Board at the Date of Grant; provided, however, that at least a portion of the Restricted Stock covered by such issuance or transfer will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of (i) at least one (1) year following the Date of Grant in the case of Performance Restricted Stock, and (ii) at least three (3) years following the Date of Grant in the case of any grant of Restricted Stock that is not Performance Restricted Stock.

(d)	Each such issuance or transfer will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the agreement referred to in Section 6(e) (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Each issuance or transfer of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan. All certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Stock, which may be executed by any officer of the Company upon a determination by the Board that an event causing the forfeiture of the Restricted Stock has occurred.
     7. Restricted Stock Units. The Board may also authorize the issuance or transfer of Restricted Stock Units to Participants in accordance with the following provisions:
(a)	Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon or after vesting of the Restricted Stock Unit equal to the Market Value per Share of a Common Share as of the Date of Grant, the vesting date or such other date as determined by the Board at the Date of Grant. The Board may, at the Date of Grant, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Board may provide for the settlement of Restricted Stock Units in cash, in Common Shares, or in any combination thereof.

(b)	Each such issuance or transfer may be made without additional consideration.

(c)	If the Board has designated the Restricted Stock Unit covered by a grant of a Restricted Stock Unit as a “Performance Restricted Stock Unit”, then the Board shall establish, at the Date of Grant, the Performance Period, Performance Formula, Performance Measures and Performance Goals that would determine the extent to which restrictions set forth in Section 7(a) shall lapse on any specified date. No restrictions shall lapse on any Performance Restricted Stock Unit until the Board certifies, in writing, that the requirements set forth in this Section 7(c) have been satisfied. The Board may adjust an Award of Performance Restricted Stock, in its discretion to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Board; provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

(d)	Each such issuance or transfer will provide that the Restricted Stock Unit covered thereby will be subject to one or more vesting conditions, except (if the Board so determines) in the event of a Change in Control, for a period to be determined by the Board at the Date of Grant; provided, however, that at least a portion of the Restricted Stock Unit covered by such issuance or transfer will be subject to one or more vesting conditions for a period of (i) at least one (1) year following the Date of Grant in the case of Performance Restricted Stock Units, and (ii) at least three (3) years following the Date of Grant in the case of any grant of a Restricted Stock Unit that is not a Performance Restricted Stock Unit.

(e)	Each such issuance or transfer will provide that the transferability of the Restricted Stock Units will be prohibited. The Participant shall not have any rights of ownership in the Common Shares subject to the Restricted Stock Units, and shall not have any right to vote such Common Shares. The Board may, on or after the Date of Grant, authorize the payment of dividend equivalents on such Common Shares in cash or additional Common Shares on a current, deferred or contingent basis.

(f)	Each issuance or transfer of Restricted Stock Units will be evidenced by an agreement executed on behalf of the Company by any officer, director or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan.
     8. Transferability.
(a)	Except as provided in Section 8(b), no Award granted, issued, or transferred under this Plan will be transferable otherwise than (i) upon death, by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as that term is defined in the Code or the rules thereunder Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder, or (iii) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes.

(b)	Notwithstanding the provisions of Section 8(a), Awards (including Awards granted, issued, or transferred under this Plan prior to the Effective Date) will be transferable by a Participant who at the time of such transfer is eligible to earn “Long-Term Incentive (“LTI”) Awards” under the Company’s 1992 Incentive Bonus Plan, as amended (or any successor plan thereto) or to earn other long-term awards under another plan that limits eligibility to the same group as those who would be eligible for LTI Awards, or is a Non-Employee Director, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee will be subject to the same terms and conditions hereunder as the Participant.

(c)	The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Sections 6 or 7, will be subject to further restrictions on transfer.
     9. Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights or Restricted Stock Units granted hereunder, in the prices per share applicable to Option Rights, Appreciation Rights or Restricted Stock Units, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that no such adjustment in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights or Restricted Stock Units will be made unless such adjustment would change by more than 5% the number of Common Shares issuable upon exercise of Option Rights, Appreciation Rights or with respect to Restricted Stock Units; provided, further, however, that any adjustment which by reason of this Section 8 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in this Section 9.
     10. Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.
     11. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.
     12. Administration of the Plan.
(a)	This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee or any subcommittee thereof.

(b)	The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, notification, or document evidencing the grant of Awards, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.

(c)	The provisions of Sections 4, 5, 6 and 7 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

(d)	The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.
     13. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     14. Amendments, Etc.
(a)	This Plan may be amended from time to time by the Board, but without further approval by the holders of a majority of the Common Shares actually voting on the matter at a meeting of the Company’s stockholders or such other approval as may be required by Rule 16b-3, no such amendment will (i) increase the maximum numbers of Common Shares or Restricted Stock issuable pursuant to Section 3 or the maximum number of Common Shares that may be subject to Option Rights or Appreciation Rights granted to any Participant in any period of three fiscal years of the Company, or the maximum number of Common Shares that may be granted as Performance Restricted Stock or with respect to Performance Restricted Stock Units in any period of three fiscal years (except that adjustments and additions authorized by this Plan will not be limited by this provision) or (ii) cause Rule 16b-3 to become inapplicable to this Plan or to Awards granted, issued, or transferred hereunder during any period in which the Company has any class of equity securities registered pursuant to Section 13 or 15 of the Exchange Act.

(b)	The Board shall not, without further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 14(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

(c)	In case of termination of employment by reason of death, disability, or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 8(b), the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company, including without limitation waiving or modifying any other limitation or requirement under any such award; provided, however, that any such action complies with the provisions of Section 409A of the Code.

(d)	This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

(e)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(f)	This Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.
     15. Effectiveness. The amendment and restatement of this Plan set forth herein will not become effective unless the holders of a majority of the Common Shares present in person or by proxy at a meeting of the stockholders of the Company and entitled to vote generally in the election of directors approve the amendments to be effected hereby.

Appendix D
FEDERATED DEPARTMENT STORES, INC.
1994 Stock Incentive Plan
(Amended and Restated May 19, 2006)
     Federated Department Stores, Inc., a Delaware corporation (the “Company”), hereby amends and restates this 1994 Stock Incentive Plan (this “Plan”) effective, subject to the provisions of Section 15(a), as of May 19, 2006 (the “Effective Date”).
     1. Purpose. The purpose of this Plan is to attract and retain directors, officers and other key executives and employees of the Company and its subsidiaries and to provide to such persons incentives and rewards relating to the Company’s business plans.
     2. Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:
(a)	“Appreciation Right” means a right granted pursuant to Section 6.

(b)	“Award” means a grant of an Option Right, an Appreciation Right, Restricted Stock or Restricted Stock Unit.

(c)	“Board” means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Compensation Committee pursuant to Section 12, the Compensation Committee.

(d)	“Change in Control” means the occurrence of any of the following events:
(i)	The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;

(ii)	The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(iii)	There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

(iv)	The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(v)	If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.
Notwithstanding the foregoing provisions of the immediately preceding subsections (iii) or (iv), unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of subsections (iii) or (iv) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Common Shares” means shares of Common Stock of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9.

(g)	“Compensation Committee” means a committee appointed by the Board in accordance with the By-Laws of the Company consisting of at least three Non-Employee Directors.

(h)	“Date of Grant” means the date determined in accordance with the Board’s authorization on which a grant of Option Rights or Appreciation Rights, or a grant of Restricted Stock or Restricted Stock Units, becomes effective.

(i)	“Immediate Family” has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act.

(j)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(k)	“Market Value per Share” means any of the following, as determined in accordance with the Board’s authorization:
(i)	the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange (the “NYSE”) trading day immediately preceding the date determined in accordance with the Board’s authorization, or if there are no sales on such date, on the next preceding day on which there were sales,

(ii)	the average (whether weighted or not) or mean price, determined by reference to the closing sales prices, average between the high and low sales prices, or any other standard for determining price adopted by the Board, per share of the Common Shares as reported in the NYSE Composite Transactions Report as of the date or for the period determined in accordance with the Board’s authorization, or

(iii)	in the event that the Common Shares are not listed for trading on the NYSE as of a relevant Date of Grant, an amount determined in accordance with standards adopted by the Board.
(l)	“Non-Employee Director” means a Director of the Company who is not a full-time employee of the Company or any Subsidiary.

(m)	“Nonqualified Stock Option” means Option Rights other than Incentive Stock Options.

(n)	“Optionee” means the optionee named in an agreement with the Company evidencing an outstanding Option Right.

(o)	“Option Price” means the purchase price payable on exercise of an Option Right.

(p)	“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 5.

(q)	“Participant” means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities, and also includes each Non-Employee Director.

(r)	“Performance Formula” means, for a Performance Period, one or more objective formulas established by the Board for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Measures. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(s)	“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Board as the performance standard for a Performance Measure. Performance Goals may vary from Performance Period to Performance Period, and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(t)	“Performance Measure” means one or more of the following measures selected by the Board to measure Company, Subsidiary or division performance for a Performance Period:
(i)	total sales;

(ii)	comparable store sales;

(iii)	gross margin;

(iv)	operating or other expenses;

(v)	earnings before interest and taxes;

(vi)	earnings before interest, taxes, depreciation and amortization;

(vii)	net income;

(viii)	earnings per share (either basic or diluted);

(ix)	cash flow;

(x)	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

(xi)	stock price appreciation;

(xii)	operating income;

(xiii)	net cash provided by operations;

(xiv)	total shareowner return; and

(xv)	customer satisfaction.
Each measure which is a financial measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company, and, if so determined by the Board, adjusted to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges; provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.
(u)	“Performance Period” means one or more periods of time (of not less than one fiscal year of the Company and not more than five fiscal years) as the Board may designate, over which the attainment of one or more

Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award with respect thereto. A Performance Period may overlap with prior and subsequent Performance Periods, and the commencement or conclusion of a Performance Period may coincide with the commencement or conclusion of another Performance Period.

(v)	“Plan” means the 1994 Stock Incentive Plan of the Company, as amended from time to time.

(w)	“Restricted Stock” means Common Shares issued pursuant to Section 7 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 7 has expired.

(x)	“Restricted Stock Units” means Units issued pursuant to Section 8.

(y)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act (or any successor rule substantially to the same effect), as in effect from time to time.

(z)	“Spread” means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

(aa)	“Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).
     3. Shares Available Under the Plan.
(a)	Maximum Number of Common Shares. Common Shares issued under the Plan shall be treasury shares subject to the following limitations:
(i)	Plan Maximum. Subject to adjustment as provided in Section 9, the maximum number of Common Shares which may be issued under the Plan after March 27, 2006, is 6,009,693 of which no more than 1,075,993 shares may be issued pursuant to grants of Restricted Stock or Restricted Stock Units.

(ii)	Participant Maximum. No Participant will be granted Option Rights or Appreciation Rights from this Plan or from the Company’s 1995 Executive Equity Incentive Plan, in the aggregate, for more than 1.0 million Common Shares in any period of three fiscal years of the Company. No Participant will be granted Performance Restricted Stock or Performance Restricted Stock Units from this Plan or from the Company’s 1995 Executive Equity Incentive Plan, in the aggregate, for more than 333,333 Common Shares in any period of three fiscal years of the Company. Each limitation is subject to adjustment as provided in Section 9.
(b)	Expired Options. If an Option Right expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, then the shares relating to the Option Right shall, unless the Plan has been terminated, again become available under the Plan.

(c)	Appreciation Rights. The full number of Appreciation Rights granted that are to be settled by the issuance of Common Shares shall be counted against the number of Common Shares available for award under the Plan, regardless of the number of Common Shares actually issued upon settlement of such Appreciation Rights.

(d)	Forfeitures or Cancellations of Restricted Stock. If any Common Shares shall be returned to the Company pursuant to the provisions of Section 7 or in the instruments evidencing the making of grants of Restricted Stock, then such shares shall, unless the Plan has been terminated, again become available under the Plan.

(e)	Limitations on Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan, Non-Employee Directors may only be granted Awards under the Plan in accordance with Section 3(e) and shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of Awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on any of the following:
(i)	the number of committees of the Board on which a Non-employee Director serves,

(ii)	service of a Non-employee Director as the chair of a committee of the Board,

(iii)	service of a Non-employee Director as Chairman of the Board, or

(iv)	the first selection or appointment of an individual to the Board as a Non-employee Director.
Subject to the limits set forth in this Section 3, the Board shall grant such Awards to Non-Employee Directors as it shall from time to time determine. The terms and conditions of any grant to any such Non-employee Director shall be set forth in an Award agreement.
     4. Participants. Participants in the Plan shall be determined as follows:
(a)	Eligibility. The individuals who are eligible to receive Awards hereunder shall be limited to directors, officers and other key executives and employees of the Company and its subsidiaries.

(b)	Determination. From time to time the Board shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which of those eligible employees shall receive Awards and the size, terms, conditions and/or restrictions of the Awards.

(c)	Differing Terms; Effect of Grant. The Board may approve the grant of Option Rights or Appreciation Rights or the making of grants of Restricted Stock or Restricted Stock Units subject to differing terms, conditions and/or restrictions to any eligible employee in any year. The Board’s decision to approve the grant of an Option Right or Appreciation Right or the making of a grant of Restricted Stock or Restricted Stock Units to an eligible employee in any year shall not require the Board to approve the grant of an Option Right or Appreciation Right or the making of a grant of Restricted Stock or Restricted Stock Units to that employee in any other year or to any other employee in any year; nor shall the Board’s decision with respect to the size, terms, conditions and/or restrictions of any Option Right or Appreciation Right to be granted to an employee or any grant of Restricted Stock or Restricted Stock Units to be made to an employee in any year require the Board to approve the grant of an Option Right or Appreciation Right or the making of a grant of Restricted Stock or Restricted Stock Units of the same size or with the same terms, conditions and/or restrictions to that employee in any other year or to any other employee in any year. The Board shall not be precluded from approving the grant of an Option Right or Appreciation Right or the making of a grant of Restricted Stock or Restricted Stock Units to any eligible employee solely because such employee may previously have been granted an Option Right or Appreciation Right or may previously have received a grant of Restricted Stock or Restricted Stock Units.
     5. Option Rights. The Board may from time to time authorize the grant to Participants of options to purchase Common Shares upon such terms and conditions as it may determine in accordance with the following provisions:
(a)	Each grant will specify the number of Common Shares to which it pertains and the term during which the rights granted thereunder will exist, which shall not exceed ten (10) years from the Date of Grant. The aggregate number of Common Shares to which the grants to any Non-Employee Director pertain from this Plan and from the Company’s 1995 Executive Equity Incentive Plan, in the aggregate, shall not exceed 5,000 in any fiscal year (subject to adjustment as provided in Section 9).

(b)	Each grant will specify an Option Price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)	Each grant will specify whether the Option Price is payable (i) in cash, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee (or other consideration authorized pursuant to Section 5(d)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable agreement referred to in Section 5(i), equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d)	The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

(e)	Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the Common Shares to which such exercise relates.

(f)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(g)	Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other event.

(h)	Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing.

(i)	Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to the Optionee and containing such terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan.
     6. Appreciation Rights. The Board may also authorize the grant to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right or in accordance with the applicable agreement referred to in Section 6(f), to receive from the Company an amount, as determined by the Board, which will be expressed as a percentage of the Spread at the time of exercise. Each such grant will be in accordance with the following provisions:
(a)	Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof and may either grant to the Optionee or retain in the Board the right to elect among those alternatives. Any grant will specify the term during which the rights granted thereunder will exist, which shall not exceed ten (10) years from the Date of Grant.

(b)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board as of the Date of Grant. Any grant will specify an Appreciation Right price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods and will provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

(d)	Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other event.

(e)	Any grant may provide that, in the event of a Change in Control, then any such Appreciation Right will automatically be deemed to have been exercised by the Optionee, the related Option Right will be deemed to have been surrendered by the Optionee and will be canceled, and the Company forthwith upon the consummation thereof will pay to the Optionee in cash an amount equal to the Spread at the time of such consummation.

(f)	Each grant of Appreciation Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director or, if authorized by the Board, employee of the Company and delivered to and accepted by the Optionee, which agreement will describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan.
     7. Restricted Stock. The Board may also authorize the issuance or transfer of Restricted Stock to Participants in accordance with the following provisions:
(a)	Each such issuance or transfer will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend, and other ownership rights, but subject to the substantial risk of forfeiture provided below.

(b)	Each such issuance or transfer may be made without additional consideration.

(c)	If the Board has designated the Common Shares covered by a grant of Restricted Stock as “Performance Restricted Stock”, then the Board shall establish, at the time of the grant, the Performance Period, Performance Formula, Performance Measures and Performance Goals that would determine the extent to which restrictions set forth in Section 7(a) shall lapse on any specified date. No restrictions shall lapse on any Performance Restricted Stock until the Board certifies, in writing, that the requirements set forth in this Section 7(c) have been satisfied. The Board may adjust an Award of Performance Restricted Stock, in its discretion, to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Board; provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

Each such issuance or transfer will provide that the Restricted Stock covered thereby will be subject, except (if the Board so determines) in the event of a Change in Control, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, for a period to be determined by the Board at the Date of Grant; provided, however, that at least a portion of the Restricted Stock covered by such issuance or transfer will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of (i) at least one (1) year following the Date of Grant in the case of Performance Restricted Stock, and (ii) at least three (3) years following the Date of Grant in the case of any grant of Restricted Stock that is not Performance Restricted Stock.

(d)	Each such issuance or transfer will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the agreement referred to in Section 7(e) (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Each issuance or transfer of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer, director or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan. All certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Stock, which may be executed by any officer of the Company upon a determination by the Board that an event causing the forfeiture of the Restricted Stock has occurred.
     8. Restricted Stock Units. The Board may also authorize the issuance or transfer of Restricted Stock Units to Participants in accordance with the following provisions:
(a)	Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon or after vesting of the Restricted Stock Unit equal to the Market Value per Share of a Common Share as of the Date of Grant, the vesting date or such other date as determined by the Board at the Date of Grant. The Board may, at the Date of Grant, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Board may provide for the settlement of Restricted Stock Units in cash, in Common Shares, or in any combination thereof.

(b)	Each such issuance or transfer may be made without additional consideration.

(c)	If the Board has designated the Restricted Stock Unit covered by a grant of a Restricted Stock Unit as a “Performance Restricted Stock Unit”, then the Board shall establish, at the Date of Grant, the Performance Period, Performance Formula, Performance Measures and Performance Goals that would determine the extent to which restrictions set forth in Section 8(a) shall lapse on any specified date. No restrictions shall lapse on any Performance Restricted Stock Unit until the Board certifies, in writing, that the requirements set forth in this Section 8(c) have been satisfied. The Board may adjust an Award of Performance Restricted Stock, in its discretion, to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Board; provided, however, that no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

(d)	Each such issuance or transfer will provide that the Restricted Stock Unit covered thereby will be subject to one or more vesting restrictions, except (if the Board so determines) in the event of a Change in Control, for a period to be determined by the Board at the Date of Grant; provided, however, that at least a portion of the Restricted Stock Unit covered by such issuance or transfer will be subject to one or more vesting restrictions for a period of (i) at least one (1) year following the Date of Grant in the case of Performance Restricted Stock Units, and (ii) at least three (3) years following the Date of Grant in the case of any grant of a Restricted Stock Unit that is not a Performance Restricted Stock Unit.

(e)	Each such issuance or transfer will provide that the transferability of the Restricted Stock Units will be prohibited. The Participant shall not have any rights of ownership in the Common Shares subject to the Restricted Stock Units, and shall not have any right to vote such Common Shares. The Board may, on or after the Date of Grant, authorize the payment of dividend equivalents on such Common Shares in cash or additional Common Shares on a current, deferred or contingent basis.

(f)	Each issuance or transfer of Restricted Stock Units will be evidenced by an agreement executed on behalf of the Company by any officer, director or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan.
     9. Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights or Restricted Stock Units granted hereunder, in the prices per share applicable to Option Rights, Appreciation Rights or Restricted Stock Units, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that no such adjustment in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights or Restricted Stock Units will be made unless such adjustment would change by more than 5% the number of Common Shares issuable upon exercise of Option Rights or Appreciation Rights or with respect to Restricted Stock Units; provided, further, however, that any adjustment which by reason of this Section 9 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in this Section 9.
     10. Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.
     11. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.
     12. Administration of the Plan.
(a)	This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee or any subcommittee thereof.

(b)	The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, notification, or document evidencing the grant of Awards, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.

(c)	The provisions of Sections 5, 6, 7 and 8 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

(d)	The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.
     13. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
     14. Amendments, Etc.
(a)	This Plan may be amended from time to time by the Board, but without further approval by the holders of a majority of the Common Shares actually voting on the matter at a meeting of the Company’s stockholders or such other approval as may be required by Rule 16b-3, no such amendment will

(i)	Increase any of the maximum limitations in Section 3; or

(ii)	cause Rule 16b-3 to become inapplicable to this Plan or to Awards granted, issued, or transferred hereunder during any period in which the Company has any class of equity securities registered pursuant to Section 13 or 15 of the Exchange Act.
(b)	The Board shall not, without further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 14(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

(c)	In case of termination of employment by reason of death, disability, or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company, including without limitation waiving or modifying any other limitation or requirement under any such award; provided, however, that any such action complies with the provisions of Section 409A of the Code.

(d)	This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

(e)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(f)	This Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.
     15. Transferability.
(a)	Except as provided in Section 15(b), no Award granted, issued, or transferred under this Plan will be transferable otherwise than (i) upon death, by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as that term is defined in the Code or the rules thereunder Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder, or (iii) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes.

(b)	Notwithstanding the provisions of Section 15(a), Awards (including Awards granted, issued, or transferred under this Plan prior to the Effective Date) will be transferable by a Participant who at the time of such transfer is eligible to earn “Long-Term Incentive (“LTI”) Awards” under the Company’s 1992 Incentive Bonus Plan, as amended (or any successor plan thereto) or to earn other long-term awards under another plan that limits eligibility to the same group as those who would be eligible for LTI Awards, or is a Non-Employee Director, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee will be subject to the same terms and conditions hereunder as the Participant.

(c)	The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Sections 7 or 8, will be subject to further restrictions on transfer.
     16. Miscellaneous
(a)	Effective Date. The amendment and restatement of this Plan set forth herein will not become effective unless the holders of a majority of the Common Shares present in person or by proxy at a meeting of stockholders of the Company and entitled to vote generally in the election of directors approve the amendments to be effected hereby.

(b)	Duration of Plan. Unless sooner terminated, the Plan shall remain in effect until March 21, 2013. Termination of the Plan shall not affect any Awards previously granted, which Awards shall remain in effect until exercised, surrendered, or cancelled, or until they have expired, all in accordance with their terms. Termination of the Plan shall not affect any grants of Restricted Stock or Restricted Stock Units previously made, or Common Shares previously granted pursuant to a grant of Restricted Stock or Restricted Stock Units; the terms, conditions and restrictions applicable to Common Shares issued pursuant to a grant of Restricted Stock or Restricted Stock Units shall remain in effect until such terms, conditions and restrictions shall have lapsed all in accordance with their terms.

(c)	Unfunded Plan. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Option Rights under the Plan. Neither the Company nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Company to any Participant with respect to a right shall be based solely upon any contractual obligations created by the Plan or an agreement representing an Appreciation Right or Option Right; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

(d)	Agreement by Participant Regarding Deduction. The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company) to the extent of the amounts the Participant owes the Company under this Plan. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owned by the Participant, calculated as set forth in this Plan, then the Participant agrees to pay immediately the unpaid balance to the Company.

(e)	Employment. In the absence of any specific agreement to the contrary, no Award to a Participant under the Plan shall affect any right of the Company or its Subsidiaries to terminate the Participant’s employment at any time.

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE
MEANS OF GIVING THEIR VOTING INSTRUCTIONS
Your telephone or Internet vote authorizes the trustee to vote your shares as if you had returned your voting instruction card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 887-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2006.

Visit the Internet voting website at http://proxy.georgeson.com and have your voting instruction card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2006.

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 17, 2006. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5, AND “AGAINST” ITEM 6.

1.	Election of Directors
	FOR all nominees	WITHHOLD AUTHORITY to vote	*EXCEPTIONS

	listed below	for all nominees listed below.
Nominees for a one-year term: Joyce M. Roché, William P. Stiritz and Craig E. Weatherup.
(INSTRUCTIONS:   To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions
2. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

FOR	AGAINST	ABSTAIN

3.	To adopt an amendment to Federated’s Certificate of Incorporation.

FOR	AGAINST	ABSTAIN

4. To amend Federated’s 1995 Executive Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

5. To amend Federated’s 1994 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

6. To act upon a stockholder proposal to adopt a policy that would limit the number of boards on which Federated’s directors may concurrently serve.

FOR	AGAINST	ABSTAIN

For purposes of the 2006 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.
If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.

Dated:	,	2006

Signature of Participant

Instructions
1.	Read the enclosed materials carefully.
2.	Unless voting by telephone or Internet, please
complete and sign this instruction card, and
return it promptly in the enclosed postage paid
envelope.
3.	The tabulator is:	Georgeson Shareholders Communications, Inc.
c/o Proxyco
P.O. Box 1100
New York, NY 10269-0224
Votes must be indicated, as in example to the left, in Black or Blue ink.

FEDERATED DEPARTMENT STORES, INC.

To:	J.P. Morgan Chase Bank, as Trustee for the Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan.
I acknowledge receipt of this Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Federated Department Stores, Inc. to be held on May 19, 2006, and the related Proxy Instructions.
As to my proportional interest in any stock of Federated registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Federated.
I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Federated as to Items 1, 2, 3, 4, 5 and 6.
If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.
PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED.
IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE MEANS OF VOTING PROXIES
Your telephone or Internet vote authorizes the named proxies to vote your shares as if you had returned your proxy card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 887-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 18, 2006.

Visit the Internet voting website at http://proxy.georgeson.com and have your proxy card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 18, 2006.

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 17, 2006. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5, AND “AGAINST” ITEM 6.

1.	Election of Directors
	FOR all nominees	WITHHOLD AUTHORITY to vote	*EXCEPTIONS

	listed below	for all nominees listed below.
Nominees for a one-year term: Joyce M. Roché, William P. Stiritz and Craig E. Weatherup.
(INSTRUCTIONS:   To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions
2. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

FOR	AGAINST	ABSTAIN

3.	To adopt an amendment to Federated’s Certificate of Incorporation.

FOR	AGAINST	ABSTAIN

4. To amend Federated’s 1995 Executive Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

5. To amend Federated’s 1994 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

6. To act upon a stockholder proposal to adopt a policy that would limit the number of boards on which Federated’s directors may concurrently serve.

FOR	AGAINST	ABSTAIN

For purposes of the 2006 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.
If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.
Unless voting by telephone or Internet, this proxy should be dated, signed by the stockholder as his or her name appears hereon, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Dated:	,	2006

Signature of Stockholder

Signature of Stockholder
Votes must be indicated, as in example to the left, in Black or Blue ink.

FEDERATED DEPARTMENT STORES, INC.
Proxies Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders on May 19, 2006
     The undersigned holder of shares of Common Stock of Federated hereby appoints Marna C. Whittington and Meyer Feldberg, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Federated to be held at its corporate offices located at 7 West Seventh Street, Cincinnati, Ohio, 45202 at 11:00 a.m., Eastern Daylight Time, on May 19, 2006, and at any and all postponements and adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting, and particularly with respect to the proposals listed on the reverse side.
     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5, “AGAINST” ITEM 6, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES IN RESPECT OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED.
IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE
MEANS OF GIVING THEIR VOTING INSTRUCTIONS
Your telephone or Internet vote authorizes the trustee to vote your shares as if you had returned your voting instruction card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 887-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2006.

Visit the Internet voting website at http://proxy.georgeson.com and have your voting instruction card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2006.

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 17, 2006. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5, AND “AGAINST” ITEM 6.

1.	Election of Directors
	FOR all nominees	WITHHOLD AUTHORITY to vote	*EXCEPTIONS

	listed below	for all nominees listed below.
Nominees for a one-year term: Joyce M. Roché, William P. Stiritz and Craig E. Weatherup.
(INSTRUCTIONS:   To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions
2. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

FOR	AGAINST	ABSTAIN

3. To adopt an amendment to Federated’s Certificate of Incorporation.

FOR	AGAINST	ABSTAIN

4. To amend Federated’s 1995 Executive Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

5. To amend Federated’s 1994 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

6. To act upon a stockholder proposal to adopt a policy that would limit the number of boards on which Federated’s directors may concurrently serve.

FOR	AGAINST	ABSTAIN

For purposes of the 2006 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.
If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.

Dated:	,	2006

Signature of Participant

Instructions
1.	Read the enclosed materials carefully.
2.	Unless voting by telephone or Internet, please
complete and sign this instruction card, and
return it promptly in the enclosed postage paid
envelope.
3.	The tabulator is:	Georgeson Shareholders Communications, Inc.
c/o Proxyco
P.O. Box 1100
New York, NY 10269-0224
Votes must be indicated, as in example to the left, in Black or Blue ink.

FEDERATED DEPARTMENT STORES, INC.

To:	The Bank of New York, as Trustee for The May Department Stores Company Profit Sharing Plan.
I acknowledge receipt of this Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Federated Department Stores, Inc. to be held on May 19, 2006, and the related Proxy Instructions.
As to my proportional interest in any stock of Federated registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Federated.
I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Federated as to Items 1, 2, 3, 4, 5 and 6.
If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.
PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED.
IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)